Exhibit 99.6

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 14a-12

MAYFLOWER CO-OPERATIVE BANK

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

[Mayflower Co-operative Bank Letterhead]

July 14, 2006

IMPORTANT ANNUAL MEETING OF STOCKHOLDERS

PLEASE VOTE TODAY

Dear Fellow Stockholder:

It is our pleasure to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Mayflower Co-operative Bank (the “Bank”) to be held at The Fireside Grille, Middleboro, Massachusetts, on Tuesday, August 22, 2006 at 10:00 a.m., Eastern Standard Time. Your Board of Directors and Management look forward to personally greeting those stockholders able to attend.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. In addition to electing directors and electing a Clerk of the Bank, stockholders will vote upon a proposal to reorganize the Bank into a holding company form of ownership by approving a Plan of Reorganization and Acquisition by which: (i) the Bank will become a wholly owned subsidiary of a newly formed holding company called Mayflower Bancorp, Inc. and (ii) each outstanding share of Mayflower Co-operative Bank common stock (other than shares held by stockholders who properly exercise dissenters’ rights of appraisal, if any) will be converted to one share of Mayflower Bancorp, Inc. common stock. As more fully discussed in the attached proxy statement, to which you are urged to give your prompt and careful attention, formation of the holding company is not expected to have any tax consequences to stockholders.

The Board of Directors of the Bank believes that formation of a holding company will benefit the Bank and all of its stockholders and enhance the long-term value of stockholders’ investment in the Bank. Among other things, formation of a holding company will expand the means by which capital can be raised, permit greater diversification of the Bank’s activities and provide the Bank with greater flexibility in structuring possible acquisitions. Your Board of Directors has unanimously approved the Plan of Reorganization and Acquisition and believes that the holding company formation is in the best interests of the Bank and its stockholders and urges you to vote “FOR” the proposal.

During the Annual Meeting, we will also report on the operations of the Bank. Directors and officers of the Bank as well as a representative of Parent, McLaughlin & Nangle, the Bank’s independent auditors, will be present to respond to any questions our stockholders may have.

YOUR VOTE IS IMPORTANT

Your vote is important, regardless of the number of shares you own. Please remember that approval of the holding company proposal requires the approval of the holders of two-thirds of the Bank’s outstanding common stock. Accordingly, failure to vote on the proposal is equivalent to a vote against the proposal. On behalf of the Board of Directors, we urge you to sign, date and mail the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Telephone and Internet voting options have been provided for your convenience. Please refer to your proxy for instructions on these easy-to-use services.

On behalf of your Board of Directors, your continued interest and support of Mayflower Co-operative Bank are sincerely appreciated.

Sincerely,

/s/ Edward M. Pratt
Edward M. Pratt
President and Chief Executive Officer

MAYFLOWER CO-OPERATIVE BANK

30 South Main Street

Middleboro, Massachusetts 02346

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 22, 2006

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Mayflower Co-operative Bank (the “Bank”) will be held at The Fireside Grille, Middleboro, Massachusetts on Tuesday, August 22, 2006 at 10:00 a.m., Eastern Standard Time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed herewith.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of four (4) directors of the Bank;

2.	The election of the Clerk of the Bank;

3.	The approval of the reorganization of the Bank into the holding company form of ownership by approving a Plan of Reorganization and Acquisition by which the Bank will become a wholly owned subsidiary of a newly formed, Massachusetts-chartered corporation, Mayflower Bancorp, Inc. (the “Holding Company”), and each outstanding share of Bank Common Stock (other than shares held by stockholders who properly exercise dissenters’ rights of appraisal, if any) will automatically be converted into one share of Holding Company Common Stock (the “Reorganization”); and

4.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Bank’s Bylaws, stockholders of record at the close of business on July 7, 2006 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Dissenters’ Rights of Appraisal. If the Reorganization is approved by the stockholders at the Annual Meeting and effected by the Bank, any stockholder (i) who files with the Bank before the taking of the vote on the approval of the Reorganization, written objection to the Reorganization stating that he intends to demand payment for his shares if the action is taken, and (ii) whose shares are not voted in favor of the Reorganization, has the right to demand in writing from the Bank within twenty (20) days after the date of mailing to him of notice in writing that the Reorganization has become effective, payment for his shares and an appraisal of the value thereof. The Bank and any such stockholders shall in such cases have the rights and duties and shall follow the procedures set forth in Sections 86 to 98 of Chapter 156B of the General Laws of Massachusetts, which sections are attached hereto as Exhibit D.

Whether or not you expect to be present at the Annual Meeting, please complete and sign the enclosed proxy and return it promptly in the enclosed envelope. Telephone and Internet voting options are also available for your convenience. Please refer to your proxy voting instruction form for easy-to-use instructions. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have voted an earlier proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Edward M. Pratt
EDWARD M. PRATT
Clerk

Middleboro, Massachusetts

July 14, 2006

IMPORTANT: YOUR VOTE IS IMPORTANT AND THE PROMPT RETURN OF YOUR PROXY (OR VOTING BY TELEPHONE OR THE INTERNET IF YOUR SHARES ARE HELD IN “STREET NAME”), WILL SAVE THE BANK ADDITIONAL SOLICITATION EXPENSES. A POSTAGE-PAID ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. PLEASE ACT AT YOUR EARLIEST CONVENIENCE. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CALL D.F. KING & CO., INC., WHICH IS ASSISTING YOUR BANK, TOLL-FREE AT 1-800-714-3313.

The Bank’s Annual Disclosure Statement prepared in accordance with Federal Deposit Insurance Corporation regulations is available to stockholders without charge upon request to the Clerk, Mayflower Co-operative Bank, 30 South Main Street, P.O. Box 311, Middleboro, Massachusetts 02346, telephone (508) 947-4343. The first copy will be provided without charge. The Bank’s Annual Report to Stockholders also serves as its Annual Disclosure Statement.

PROXY STATEMENT

OF

MAYFLOWER CO-OPERATIVE BANK

30 South Main Street

Middleboro, Massachusetts 02346

(508) 947-4343

ANNUAL MEETING OF STOCKHOLDERS

August 22, 2006

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mayflower Co-operative Bank (the “Bank”) to be used at the 2006 Annual Meeting of Stockholders of the Bank (hereinafter called the “Annual Meeting”) which will be held at The Fireside Grille, Middleboro, Massachusetts, on Tuesday, August 22, 2006 at 10:00 a.m., Eastern Standard Time. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about July 14, 2006.

REVOCATION OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Clerk of the Bank, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy.

Proxies solicited by the Board of Directors of the Bank will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted “For” the nominees for directors set forth below and “For” each of the other proposals set forth in this proxy statement for consideration at the Annual Meeting. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in “street name” which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Stockholders of record as of the close of business on July 7, 2006 (the “Record Date”), are entitled to one vote for each share then held. As of July 7, 2006, the Bank had 2,083,562 shares of common stock, par value $1.00 per share (the “Common Stock”), issued and outstanding. The Bank did not have any other class of equity security outstanding on the Record Date. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Bank and the Federal Deposit Insurance Corporation (“FDIC”). Based on such reports (and certain other written information received by the Bank), management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Bank Common Stock as of July 7, 2006. The following table sets forth, as of July 7, 2006, certain information as to (i) those persons who were the beneficial owners of more than 5% of the Bank’s outstanding shares of Common Stock, (ii) shares of Common Stock beneficially owned by each executive officer named in the summary compensation table, and (iii) shares of common stock beneficially owned by all directors and executive officers of the Company as a group. Information relating to the shares of Common Stock held by each director individually is provided in “Proposal I – Election of Directors.”

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding
John Kalisz 404 Nash Road New Bedford, Massachusetts 02740	112,725		5.20%
Edward M. Pratt	50,711	(2)	2.40
John J. Biggio	21,862	(3)	1.05
Maria Vafiades	18,563	(4)	.89
Stergios Kostas	4,555	(5)	.22
All Executive Officers and Directors as a Group (14 persons)	262,339	(6)	12.11

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares and includes all shares of Common Stock held directly as well as held indirectly through a trust or corporation, by spouses, or as custodian or trustee for minor children and shares held by a group acting in concert, over which shares the named individuals effectively exercise sole voting and investment power, or for a group acting in concert, shared voting and investment power.

(2)	Includes 28,587 shares of common stock which may be purchased pursuant to the exercise of stock options which are exercisable within 60 days of July 7, 2006.

(3)	Includes 8,100 shares of Common Stock which may be purchased pursuant to stock options which are exercisable within 60 days of July 7, 2006.

(4)	Includes 8,101 shares of Common Stock which may be purchased pursuant to stock options which are exercisable within 60 days of July 7, 2006.

(5)	Includes 4,350 shares of Common Stock which may be purchased pursuant to stock options which are exercisable within 60 days of July 7, 2006.

(6)	Includes 82,904 shares of Common Stock which may be purchased pursuant to stock options which are exercisable within 60 days of July 7, 2006.

PROPOSAL I — ELECTION OF DIRECTORS

The Bank’s Board of Directors is currently composed of 11 members. The Bank’s Charter and Bylaws provide that Directors are to be elected for terms of three years, approximately one-third of whom are to be elected annually. Four directors will be elected at the Annual Meeting to serve for a three-year term or until their respective successors have been elected and qualified.

The Board of Directors has nominated Charles N. Decas, Joseph B. Monteiro, Edward M. Pratt and Geoffrey T. Stewart, each of whom are currently members of the Board, for election as directors to serve for three-year terms. The Board of Directors recommends that stockholders vote “FOR” its nominees for directors.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above-named nominees with the terms as set forth above. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board may reduce the number of directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The following table sets forth for each nominee and for each director continuing in office, his or her name, age, the year he or she first became a director, the year of expiration of each director’s present term and the number of shares and percentage of the Common Stock beneficially owned at July 7, 2006. The Board of Directors has determined that all of its directors meet the definition of an “independent director” set forth in Nasdaq Rule 4200(a)(15), except for Edward M. Pratt who is the Chief Executive Officer, President and Clerk of the Bank.

Name	Age as of July 7, 2006	Year First Elected Director	Present Term to Expire	Shares of Common Stock Owned at July 7, 2006 (1)		Percent of Class
BOARD NOMINEES FOR DIRECTORS TERMS TO EXPIRE IN 2009
Charles N. Decas	68	1981	2006	21,393	(2)	1.02%
Joseph B. Monteiro	75	1982	2006	4,173	(5)	.20
Edward M. Pratt	52	1994	2006	50,711	(3)	2.40
Geoffrey T. Stewart	56	1991	2006	14,393	(2)	.69

DIRECTORS CONTINUING IN OFFICE

E. Bradford Buttner	59	1985	2007	18,853	(2)	.90
William C. MacLeod	74	1968	2007	48,992	(2)	2.35
Diane A. Maddigan	51	1999	2007	6,466	(4)	.31
David R. Smith	72	1995	2007	35,492	(2)	1.70
Paul R. Callan	73	1962	2008	5,864	(2)	.28
M. Sandra Fleet	61	2001	2008	4,957	(5)	.24
Lorenzo Wood, Jr.	73	1962	2008	6,065	(2)	.29

(1)	Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals’ spouses and minor children. The named individuals effectively exercise sole voting and investment power over these shares. For the definition of beneficial ownership, see footnote (1) to the table in “Voting Securities and Principal Holders Thereof.”

(2)	Includes 3,992 shares of common stock which may be purchased pursuant to the exercise of stock options which are exercisable within 60 days of July 7, 2006.

(3)	Includes 28,587 shares of common stock which may be purchased by Mr. Pratt pursuant to the exercise of stock options which are exercisable within 60 days of July 7, 2006.

(4)	Includes 3,822 shares of common stock which may be purchased by Ms. Maddigan pursuant to the exercise of stock options which are exercisable within 60 days of July 7, 2006.

(5)	Includes 1,000 shares of common stock which may be purchased by Ms. Fleet and Mr. Monteiro pursuant to the exercise of stock options which are exercisable within 60 days of July 7, 2006.

The principal occupation of each nominee and director of the Bank for the last five years is set forth below.

Charles N. Decas is retired. He served as State Representative to the General Court from 1976 to 1995, and as Clerk Magistrate of the Falmouth District Court from 1995 to 2000.

Joseph B. Monteiro is retired. He was Postmaster/Manager of the Cape Cod Mail Processing and Distribution Center in Buzzards Bay, Massachusetts until 1988 when he retired.

Edward M. Pratt has been employed with the Bank since 1977 and served as Vice President and Senior Loan Officer of the Bank from 1988 to 1994. In May 1994, he was appointed President and Chief Executive Officer, succeeding William C. MacLeod.

Geoffrey T. Stewart is the Administrator of Newfield House, Inc., a 100 patient long-term health care facility located in Plymouth, Massachusetts.

E. Bradford Buttner is currently employed as Senior Vice President-Investments by Moors & Cabot, Inc. He was the President of H.A. Bradford and Sons, Inc., a retailer of fine wines and spirits located in Plymouth, Massachusetts, from 1976 to 1994. From 1995 to 2002, he was employed by Legg Mason Wood Walker, Incorporated as an investment executive.

William C. MacLeod had been employed with the Bank since 1962 and served as President and Chief Executive Officer of the Bank from 1976 until his retirement in 1994. Additionally, he served as Treasurer and Director of Maypact Corporation, a wholly owned subsidiary of the Bank, from 1977 to 1994.

Diane A. Maddigan has been a partner in Maddigan Tax Service since 1981, and is an enrolled agent with the Internal Revenue Service. Previously, she was employed as a Public School Teacher and as a Tax Accountant for a manufacturing corporation.

David R. Smith served as President of Lawrence Ready Mixed Concrete Corp. prior to his retirement in 1983. Mr. Smith formerly served as a director of Merchants Bank and Trust Co. and Falmouth Bank and Trust Co. of Cape Cod.

Paul R. Callan has been an attorney in Middleboro, Massachusetts since 1957. He also is the Bank’s Attorney and serves as one of its conveyancers.

M. Sandra Fleet is currently employed by the Tremont Rehabilitation & Skilled Care Center in Wareham, Massachusetts and serves as the Admissions and Marketing Representative. Ms. Fleet previously worked for the Lantz Law Firm in Dartmouth, Massachusetts as Client Relations Manager.

Lorenzo Wood, Jr. is retired. Prior to 1993, he was employed by Tremont Nail Company, a cut nail manufacturer in Wareham, Massachusetts where he was the Marketing Director, responsible for public relations, advertising, sales and billing.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors conducts its business through meetings of the Board and through its committees. During the year ended April 30, 2006, the Bank held 12 meetings of the Board of Directors, as well as numerous committee meetings. With the exception of Director William C. MacLeod and Director Geoffrey T. Stewart, no director attended fewer than 75% of the total number of meetings of the Board of Directors and committee meetings for committees on which the director served during this period.

The Executive Committee meets monthly prior to full Board meetings. The Executive Committee reviews monthly internal reports on operations and budget performance and makes decisions and recommendations to the full Board on the Bank’s major policies and guidelines. The members of this committee during fiscal year 2006 were Directors Pratt, Buttner, MacLeod, Decas and Smith. The Executive Committee met 12 times during fiscal 2006.

The Security Committee meets twice per month and on an as-needed basis to review commercial and residential loan applications. The Security Committee also reviews all properties or appraisals of properties which serve as security for loans, as appropriate, sets interest rates and establishes policies for the Bank’s lending divisions. The members of this committee during fiscal year 2006 were Directors MacLeod, Smith, Decas and Pratt. The Security Committee met 24 times during fiscal 2006.

The Bank has a separately designated Finance Committee, which serves as the Bank’s Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Finance Committee is composed of four directors and meets monthly to review expense bills and results of operations and to review the Bank’s operating budget and performance. The Finance Committee also retains and compensates the outside accounting firm used by the Bank and reviews regulatory examination reports. The members of the Finance Committee are Directors Stewart, Monteiro, Wood and Maddigan. All members of the Finance Committee are deemed to be “independent directors” as defined in Nasdaq Rule 4200(a)(15). The Board of Directors has determined that each of Directors Diane Maddigan and Geoffrey Stewart qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B under the Exchange Act. The Finance Committee has adopted a written charter, a copy of which is attached to the Proxy Statement as Appendix A. The Finance Committee met 12 times during fiscal 2006.

A Nominating Committee consisting of at least three members of the Board selects the nominees for election as directors. For this year’s Annual Meeting, the Nominating Committee was comprised of Directors Buttner, Fleet and Maddigan. The Nominating Committee met once during fiscal year 2006. All of the directors of the Bank who serve on the Nominating Committee are “independent” as defined in NASD Rule 4200(a)(15). The Board of Directors has adopted a written charter for its Nominating Committee. The Nominating Committee Charter is not available to stockholders on the Bank’s website but was attached as Annex A to the Bank’s Proxy Statement for its 2004 Annual Meeting to Stockholders.

In its deliberations, the Nominating Committee considers a candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank’s market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies on the Board, the Nominating Committee solicits its then current directors for the names of potential qualified candidates. The Nominating Committee may also ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Bank.

The Nominating Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Nominating Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Clerk of the Bank at Mayflower Co-operative Bank, 30 South Main Street, P.O. Box 311, Middleboro, Massachusetts 02346. Each such written recommendation must set forth (i) the name of the recommended candidate, (ii) the number of shares of stock of the Bank which are beneficially owned by the stockholder making the recommendation and the recommended candidate, and (iii) a detailed statement explaining why the stockholder believes the recommended candidate should be nominated for election as a director. In addition, the stockholder making such recommendation must promptly provide any other information reasonably requested by the Nominating Committee. In order to be considered by the Nominating Committee for nomination for election at an annual meeting of stockholders, the recommendation must be received by the May 1 preceding the annual meeting. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to other candidates recommended by directors or executive management.

The Compensation Committee is responsible for reviewing and making recommendations to the full Board of Directors with respect to the salary of the Bank’s Chief Executive Officer and other compensation-related issues. The members of this committee are Directors Buttner, Decas, MacLeod and Smith. This Committee met three times during fiscal 2006.

Board Policies Regarding Communication With the Board of Directors and Attendance at Annual Meetings

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to the Clerk of the Bank at Mayflower Co-operative Bank, 30 South Main Street, P.O. Box 311, Middleboro, Massachusetts 02346.

Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Clerk will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Clerk has the authority to discard the communication or take appropriate legal action regarding the communication.

All of the Bank’s directors attended the Bank’s 2005 annual meeting of stockholders. The Bank encourages all of its Directors to attend the annual meeting of shareholders, although the Bank does not have a formal policy regarding Board member attendance at such meetings.

DIRECTORS’ AND COMMITTEE MEMBERS’ FEES

Directors of the Bank, with the exception of the Chief Executive Officer, are each paid a fee of $500 per Board meeting attended. Directors are also paid an annual retainer of $7,500. Members of the Finance Committee, except for the Chairman who receives a fee of $325 per meeting attended, are each paid a fee of $225 per Finance Committee meeting attended. Effective May 1, 2006, the Finance Committee fees were increased to $400 per meeting attended for the Chairman, and $300 per meeting attended for all other members. Members of the Security Committee, with the exception of the Chief Executive Officer, are each paid a fee of $350 per Security Committee meeting attended. Members of the Executive Committee, with the exception of the Chief Executive Officer, are each paid a fee of $225 per Executive Committee meeting attended. Directors and certain executive officers of the Bank also receive $4,000 per annum (except, executive officers who are not directors receive $2,000) pursuant to the Bank’s Deferred Compensation Plan, the payment of which may be deferred at the participant’s direction until the Director or officer is no longer affiliated with the Bank.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and noncash compensation for fiscal years 2006, 2005 and 2004 earned by the Bank’s President and Chief Executive Officer and three other executive officers who earned salary and bonus in fiscal year 2006 exceeding $100,000 (the “Named Executive Officers”).

	Fiscal Year	Annual Compensation		Securities Underlying Options/SARs	All Other Compensation
Name		Salary	Bonus
Edward M. Pratt	2006	$198,270	$22,750	—	$41,331	(1)
President and	2005	185,789	20,645	—	37,856
Chief Executive Officer	2004	176,896	28,925	—	35,550

John J. Biggio	2006	$122,808	$11,395	—	$27,432	(1)
Vice President and	2005	115,702	10,532	—	24,954
Senior Lending Officer	2004	106,463	12,797	—	23,223

Maria Vafiades	2006	$108,856	$10,155	—	$25,738	(1)
Chief Financial and	2005	104,068	9,150	—	23,692
Accounting Officer	2004	97,460	11,700	—	22,008

Stergios Kostas	2006	$98,173	$9,100	—	$23,370	(1)
Vice President -	2005	93,492	8,235	—	21,224
Retail Banking	2004	89,041	10,552	—	19,632

(1)

All Other Compensation for fiscal year 2006 for Mr. Pratt consisted of a contribution by the Bank to his account in the Bank’s 401(k) plan of $9,913, life and disability insurance premiums of $2,994, health and dental insurance premiums of $8,312, a contribution to his account in the Bank’s retirement plan of $11,537, the value of his use of an automobile provided by the Bank in the amount of $4,575 and deferred compensation in the amount of $4,000. All Other Compensation for fiscal year 2006 for Mr. Biggio consisted of a contribution by the Bank to his account in the Bank’s 401(k) plan of $6,140, life and disability insurance premiums of $2,648, health and dental insurance premiums of $8,312, a contribution to his account in the Bank’s retirement plan of $7,005 and deferred compensation in the amount of $3,327. All Other Compensation for fiscal year 2006 for Ms. Vafiades consisted of a contribution by the Bank to her account in the Bank’s 401(k) plan of $5,443, life and disability insurance premiums of $2,230, health and dental insurance premiums of $8,312, a contribution to her account in the Bank’s retirement plan of $6,212 and deferred compensation in the amount of $3,541. All Other Compensation for fiscal year 2006 for Mr. Kostas consisted of a contribution by the Bank to his account in the Bank’s 401(k) plan of $4,909, life and disability insurance premiums of $2,190, health and dental insurance premiums of $8,312, a contribution to his account in the Bank’s retirement plan of $5,600 and deferred compensation in the amount of $2,359.

Option Grants in Last Fiscal Year. The following table contains information concerning the grant of stock options during the year ended April 30, 2006 to the executive officers named in the Summary Compensation Table set forth above.

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Edward M. Pratt	2,900	18.18%	$14.00	12/08/2015	$25,533	$64,706
John J. Biggio	2,850	17.87	14.00	12/08/2015	25,093	63,590
Maria Vafiades	2,850	17.87	14.00	12/08/2015	25,093	63,590
Stergios Kostas	2,850	17.87	14.00	12/08/2015	25,093	63,590

(1)	All options were exercisable on the date of grant.

(2)	Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the expiration date of the options assuming the indicated annual rate of appreciation in the value of the Common Stock as of the date of grant, December 8, 2005, based on the closing sale price of the Common Stock as quoted on the Nasdaq National Market on December 8, 2005.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth information concerning the value of options held by the Named Executive Officers at the end of the 2006 fiscal year:

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Exercisable In-the-Money Options at Year-End (1)
Name	Exercisable	Unexercisable	Exercisable		Unexercisable
Edward M. Pratt	28,587	—	149,663	(2)	—
John J. Biggio	8,100	—	21,810	(3)	—
Maria Vafiades	8,101	—	21,813	(4)	—
Stergios Kostas	4,350	—	6,600	(5)	—

(1)	Represents the difference between the market value of the underlying shares at exercise or at fiscal year end as the case may be, and the exercise price.

(2)	Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the sale price of the Common Stock of $13.23 per share at April 28, 2006, quoted on the Nasdaq National Market and the exercise price of the options of $5.89 per share for 8,437 shares, $10.55 per share for 750 shares, $8.83 per share for 9,000 shares, $7.08 per share for 7,500 shares, and $14.00 per share for 2,900 shares, respectively.

(3)	Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the sale price of the Common Stock of $13.23 per share at April 28, 2006, quoted on the Nasdaq National Market and the exercise price of the options of $10.55 per share for 750 shares, $8.83 per share for 4,500 shares, and $14.00 per share for 2,850 shares, respectively.

(4)	Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the sale price of the Common Stock of $13.23 per share at April 28, 2006, quoted on the Nasdaq National Market and the exercise price of the options of $10.55 per share for 751 shares, $8.83 per share for 4,500 shares, and $14.00 per share for 2,850 shares, respectively.

(5)	Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the sale price of the Common Stock of $13.23 per share at April 28, 2006, quoted on the Nasdaq National Market and the exercise price of the options of $8.83 per share for 4,500 shares, and $14.00 per share for 2,850 shares, respectively.

Employment Agreements. The Bank has entered into an employment agreement with each of Edward M. Pratt, President and Chief Executive Officer, John J. Biggio, Vice President and Senior Loan Officer, Maria Vafiades, Chief Financial and Accounting Officer, and Stergios Kostas, Vice President – Retail Banking (collectively, the “Executives”). Mr. Pratt’s agreement, which was renewed on June 8, 2006, provides for base compensation of $200,000 and for a term of three years to expire in July 2009. Mr. Biggio’s agreement, which was renewed on September 8, 2005, provides for base compensation of $125,000 and for a term of two years to expire in September 2007. Ms. Vafiades’ agreement, which was renewed on September 8, 2005, provides for base compensation of $110,500 and for a term of two years to expire in September 2007. Mr. Kostas’s agreement, which was renewed on September 8, 2005, provides for base compensation of $100,000 for a term of two years to expire in September 2007. Each agreement provides that on each anniversary date from the date of commencement of the agreement the term may be extended for an additional one-year period beyond the then-effective expiration date upon an affirmative determination by the Board of Directors that the Executive’s performance has met the required performance standards and that the employment agreement should be extended. Each agreement also provides for annual salary review by the Board of Directors, as well as inclusion in any discretionary bonus plans, customary fringe benefits, vacation and sick leave and disability payments of the Bank. Each agreement terminates upon death, and is terminable by the Bank for “just cause,” as defined in the agreement. If the Bank terminates the Executive’s employment without just cause, the Executive is entitled to a continuation of his or her salary for the remaining term of his or her agreement and, for an additional 12-month period. The Bank will also pay to the Executive the cost of obtaining all health, life, disability and other benefits which the Executive would have been eligible to participate in through the term of his or her agreement. Mr. Pratt, Mr. Biggio, Ms. Vafiades and Mr. Kostas may each terminate their respective agreement upon 60 days’ notice to the Bank.

Each of the employment agreements provides that in the event of the Executive’s involuntary termination of employment in connection with, or within one year after, any “change in control” of the Bank, other than for just cause, the Executive will be paid within 10 days of such termination an amount equal to the difference between (i) 2.00 times his or her “base compensation” (2.99 times in the case of Mr. Pratt), as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he or she receives on account of the change in control. The term “change in control” generally refers to (i) the acquisition, by any person or entity, of the ownership, or power to vote more than 25% of the Bank’s voting stock, (ii) the control of the election of a majority of the Bank’s directors, or (iii) the exercise of a controlling influence over the management or policies of the Bank. In addition, under the employment agreements, a change in control occurs when, during any consecutive two-year period, directors of the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Bank, unless the election of replacement directors was approved by two-thirds vote of the initial directors then in office. Each of the employment agreements also provides for a similar payment to be made to the respective Executive in the event of his or her voluntary termination of employment within either 30 days after a change of control for any reason or within one year after a change in control following the occurrence of certain specified events, including an assignment of duties and responsibilities other than those normally associated with such Executive’s executive position, a diminishment of his or her authority or responsibilities, failure to maintain benefit plans providing at least a comparable level of benefits to those presently afforded, failure to reelect him or her to the Bank’s Board of Directors (if serving on the Board on the date of the change in control), and, in the case of Mr. Pratt and Ms. Vafiades, requiring him or her to move his or her personal residence or perform his or her principal executive functions outside a 35-mile radius of Middleboro, Massachusetts.

TRANSACTIONS WITH THE BANK

Director Paul R. Callan serves as counsel to the Bank for which he received a retainer of $3,450 per quarter. During fiscal 2006, total legal fees paid by the Bank to Mr. Callan were $42,700.

The Bank does not make loans to its directors, officers or employees other than those which are secured in full by deposit accounts of the Bank. In each such instance, these collateral loans are: (A) made in the ordinary course of business; (B) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (C) did not involve more than the normal risk of collectibility or present other unfavorable features. The Bank has loans outstanding to current employees which were extended prior to their being hired by the Bank and which were: (A) made in the ordinary course of business; (B) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (C) did not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL II — ELECTION OF CLERK OF THE BANK

Under Massachusetts law, the Clerk of the Bank is to be elected by the stockholders at the Annual Meeting or at a special meeting duly called for that purpose. The Directors may fill any vacancy in the office until the next meeting of stockholders.

The Bank has nominated Edward M. Pratt for Clerk for a one-year period, or until a successor is elected and qualified. Mr. Pratt was appointed President and Chief Executive Officer of the Bank in 1994 and serves as a Director. He has served the Bank in various capacities since 1977. The Clerk of the Bank serves in an official capacity and is authorized to execute various corporate documents on behalf of the Bank.

The election of Mr. Pratt as Clerk must be approved by a majority of the votes cast by the stockholders of the Bank at the Annual Meeting. The Board of Directors recommends that stockholders vote “FOR” the election of Mr. Pratt as Clerk.

FINANCE COMMITTEE REPORT

The Finance Committee (which serves as the Bank’s Audit Committee) has reviewed and discussed the audited financial statements of the Bank with management and has discussed with Parent, McLaughlin & Nangle, the Bank’s independent auditors, the matters required to be discussed under Statements on Auditing Standards No. 61 (“SAS 61”). In addition, the Finance Committee has received from Parent, McLaughlin & Nangle the written disclosures and the letter required to be delivered by Parent, McLaughlin & Nangle under Independence Standards Board Standard No. 1 (“ISB Standard No. 1”) addressing all relationships between the auditors and the Bank that might bear on the auditors’ independence and has met with representatives of Parent, McLaughlin & Nangle to discuss the independence of the audit firm.

Based on the foregoing review and discussions, the Finance Committee has recommended to the Board of Directors that the audited financial statements of the Bank be included in its Annual Report on Form 10-KSB for the year ended April 30, 2006, for filing with the FDIC.

THE FINANCE COMMITTEE

Diane A. Maddigan

Joseph B. Monteiro

Geoffrey T. Stewart

Lorenzo Wood, Jr.

INDEPENDENT ACCOUNTANTS

The Finance Committee has heretofore renewed the appointment of Parent, McLaughlin & Nangle, Boston, Massachusetts, independent certified public accountants, to be the Bank’s auditors for the 2007 fiscal year. A representative of Parent, McLaughlin & Nangle will be present at the Annual Meeting to respond to questions from stockholders and will have the opportunity to make a statement if he or she so desires.

AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANTS

Audit Fees

During the fiscal years ended April 30, 2006 and 2005, the aggregate fees billed by Parent, McLaughlin & Nangle for professional services rendered in the audit of the Bank’s annual financial statements and the reviews of the financial statements included in the Bank’s periodic reports on Form 10-QSB filed during the fiscal years ended April 30, 2006 and 2005, were $71,601 and $68,015, respectively.

Audit-Related Fees

During the fiscal years ended April 30, 2006 and 2005, there were $1,823 and $2,205, respectively, in fees billed for assurance and related services by Parent, McLaughlin & Nangle that were reasonably related to the performance of the audit and review of the Bank’s financial statements other than audit fees set forth above.

Tax Fees

During the fiscal years ended April 30, 2006 and 2005, the aggregate fees billed by Parent, McLaughlin & Nangle for professional services rendered by Parent, McLaughlin & Nangle to the Bank for tax compliance, tax advice and tax planning were $10,500 and $11,542, respectively.

All Other Fees

For the fiscal years ended April 30, 2006 and 2005, the aggregate fees billed to the Bank by Parent, McLaughlin & Nangle for any services other than audit and tax fees were $0 and $1,907, respectively.

The Finance Committee’s charter provides that the Finance Committee must pre-approve all audit and non-audit services to be provided by the independent auditor (subject to any exceptions permitted by the SEC), review the independent auditor’s proposed audit scope and approach, and disclose to investors in periodic reports filed with the SEC all non-audit services and all reportable fees paid to the independent auditor. The authority to grant pre-approvals may be delegated to one or more members of the Finance Committee, so long as any decision of such designated director is presented to the full Finance Committee for its approval at its next schedule meeting. During the fiscal years ended April 30, 2006 and 2005, the Finance Committee pre-approved all fees paid to the Bank’s independent auditors.

PROPOSAL III - PROPOSED FORMATION OF HOLDING COMPANY

The Board of Directors of the Bank has unanimously approved a proposal which, if approved, will reorganize the Bank into the holding company form of ownership. The proposal requires the affirmative vote of the holders of at least two-thirds of the Bank’s outstanding common stock as of the Record Date for the Annual Meeting. Accordingly, failure to vote on the proposal is equivalent to a vote “Against” the proposal. The Board of Directors unanimously recommends a vote “For” the proposal.

The following descriptions are qualified in their entirety by reference to, and made subject to the Plan of Reorganization and Acquisition, dated June 8, 2006 (the “Plan of Reorganization”), attached hereto as Exhibit A, the form of Articles of Organization and Bylaws of Mayflower Bancorp, Inc. attached hereto as Exhibits B and C, and certain provisions of the General Laws of Massachusetts relating to the rights of dissenting stockholders attached hereto as Exhibit D.

General

The formation of a holding company (the “Reorganization”) will be accomplished under the Plan of Reorganization attached hereto as Exhibit A, pursuant to which the Bank will become a wholly owned subsidiary of Mayflower Bancorp, Inc., a newly formed Massachusetts corporation (the “Holding Company”). Under the terms of the Reorganization, each outstanding share of Bank Common Stock (other than shares held by stockholders who properly exercise dissenters’ rights of appraisal, if any) will automatically and by operation of law be converted into one share of Holding Company Common Stock and the former holders of the Bank Common Stock will become the holders of all of the outstanding common stock of the Holding Company. The Holding Company was incorporated in June 2006, solely for the purpose of becoming the holding company of the Bank and has no prior operating history. Following the Reorganization, it is intended that the Bank will continue its operations at the same locations, with the same management, and subject to all the rights, obligations and liabilities it had immediately prior to the Reorganization.

Reasons for the Holding Company Formation

The Board of Directors of the Bank believes that formation of a holding company will benefit the Bank and all of its stockholders and enhance the long-term value of stockholders’ investment in the Bank. Specifically, the Board believes the formation of a holding company will expand the means by which capital can be raised, provide the Bank with greater flexibility in structuring possible acquisitions, and allow greater diversification of the Bank’s activities.

Financing Flexibility. The holding company structure will allow us to raise capital in ways that now are not available to the Bank on a stand-alone basis. For example, the Holding Company can raise funds through the issuance of debt or trust preferred securities and invest the proceeds in its banking subsidiaries in a manner that will qualify as Tier 1 capital. In this way, capital can be increased at the Bank without diluting the percentage ownership interest of current shareholders. Although the Holding Company will be subject to capital requirements that are similar to those applied to the Bank, bank holding companies are permitted to include a broader range of instruments in capital. For example, bank holding companies may include some cumulative preferred stock in Tier 1 capital while preferred stock will only count as regulatory capital for the Bank if it is non-cumulative.

Diversification. Bank holding companies are authorized to engage in a variety of non-banking activities that have been determined to be closely related to banking under the Bank Holding Company Act of 1956, as amended (the “BHCA”). As a result, a bank holding company is permitted to diversify into banking related activities. Although the Bank may establish operating subsidiaries that engage in activities that are incidental or part of the business of banking, the range of pre-approved activities is currently less extensive than that permitted to bank holding companies. Additionally, the Gramm-Leach-Bliley Act of 1999, which significantly changed the landscape for financial institutions and financial services integration in the United States, authorizes a bank holding company to elect status as a “financial holding company” and to conduct a broad array of financial activities, some of which are or will be unavailable to banks not organized in a holding company structure. Insurance underwriting and merchant banking activities are examples of activities which presently must be conducted through subsidiaries of a holding company. Although there is no present plan to engage in such activities, the Board of Directors may under appropriate circumstances consider these activities in the future. In addition, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) may in the future authorize additional activities which are financial in nature or complementary to a financial activity and which must be conducted other than through a bank subsidiary. The holding company structure will permit the Board of Directors maximum flexibility to take advantage of appropriate growth opportunities in the future regardless of the requirements relating to holding company versus bank subsidiary.

Corporate Flexibility. As a state-chartered bank, the Bank is chartered under and governed by the Massachusetts banking law, which does not permit the same operating flexibility for state banks as the Massachusetts corporate statute confers on private corporations. As noted previously, the Board of Directors of the Holding Company will be able to approve certain acquisitions of other institutions without the need for incurring the expense of holding a meeting of shareholders. The holding company structure will also make it possible to repurchase shares without incurring significant tax penalties, should the Board of Directors ever conclude that it would be in the interests of shareholders and the Holding Company to do so. By incorporating the Holding Company under the Massachusetts corporate statute, your Board of Directors will have greater flexibility to conduct business.

Acquisition Flexibility. The holding company structure can be used to facilitate acquisitions of other banks and potentially allows the acquisition of a greater range of organizations. As a state-chartered bank, the Bank is currently prohibited from having another bank as a subsidiary. Consequently, any acquisition of another bank must be structured as a direct merger of that bank with the Bank in which one of the parties will disappear as a separate entity. Any merger also must be approved by two-thirds of outstanding shares. With a holding company, an acquisition may be structured so that the other bank is acquired as a separate subsidiary that can continue to operate under its original name and under the direction of a separate board of directors. The ability to allow an acquired bank to operate with some degree of autonomy may be an important factor in negotiating an acquisition and allows the Holding Company to take advantage of the acquired bank’s name recognition and goodwill. In addition, an acquisition of another bank by the Holding Company can be structured so that approval of the Holding Company’s shareholders is not required. As a result, the Holding Company could avoid the expense of a shareholder meeting and can negotiate acquisitions with greater certainty that the transaction will be completed. Greater acquisition flexibility will, however, also permit the Holding Company to enter into and facilitate the completion of transactions that may result in a dilution of voting power, book value or earnings per share or provide for other terms which an individual shareholder might consider disadvantageous. At present, the Bank has no plans regarding acquisitions of, or mergers with, other banks.

The Board of Directors of the Bank recognizes that some increased costs, including administrative expenses and certain taxes, will be incurred in the formation and operation of the Holding Company. However, such increased costs are not expected to have a material adverse effect on the consolidated results of operations of the Holding Company and the Bank, and the Board of Directors of the Bank believes that the anticipated benefits will outweigh the costs associated with the Reorganization.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED REORGANIZATION AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PLAN OF REORGANIZATION AND ACQUISITION.

Plan of Reorganization and Acquisition

The Reorganization will be accomplished under the Plan of Reorganization which is attached as Exhibit A hereto. The following discussion is only a summary and is qualified in its entirety by reference to the Plan of Reorganization.

The Holding Company has been organized as a Massachusetts corporation at the direction of the Bank’s Board of Directors for the purpose of becoming the holding company of the Bank. The Holding Company and the Bank have entered into the Plan of Reorganization which provides for the acquisition of all of the outstanding shares of the Bank Common Stock by the Holding Company in exchange for an equal number of shares of Holding Company Common Stock pursuant to the provisions of Section 26B of Chapter 172 of the General Laws of the Commonwealth of Massachusetts (the “MGL”).

Under the Plan of Reorganization, the Holding Company will become the owner of all of the issued and outstanding shares of Bank Common Stock, and each stockholder of the Bank (except for those who properly exercise dissenters’ rights with respect to the Plan of Reorganization) will become the owner of one share of Holding Company Common Stock for each share of the Bank Common Stock held immediately prior to the Reorganization. The holding company formation will become effective on the time and date, following the satisfaction or waiver of all conditions precedent to the Reorganization, on which a copy of the Plan of Reorganization, with the approval of the Commissioner endorsed thereon, is filed in the Office of the Commissioner in accordance with the requirements of the MGL (the “Effective Time”). As one of the conditions to the Reorganization, the Bank and the Holding Company must receive regulatory approvals. See “— Regulatory Approvals.” Neither the Bank nor the Holding Company can predict when or if such approvals will be obtained, or whether such approvals will be on terms satisfactory to the Bank and the Holding Company. Accordingly, the Reorganization may be subject to delay, which may, under certain circumstances, be significant in duration, and no assurances can be given that the Reorganization will be consummated. If all conditions precedent to the Plan of Reorganization have been satisfied and the Plan of Reorganization has not been terminated by either the Bank or the Holding Company, then at the Effective Time the Holding Company shall automatically and by operation of law acquire and become the owner of all of the issued and outstanding shares of Bank Common Stock.

The number of shares of Holding Company Common Stock to be issued at the Effective Time will equal the number of shares of Bank Common Stock issued and outstanding immediately prior thereto, less the number of shares of the Common Stock held by dissenting stockholders, if any. Shares of Holding Company Common Stock which would have been issued had dissenting stockholders not dissented will remain as authorized but unissued shares of Holding Company Common Stock.

The outstanding certificates of common stock which, prior to the Reorganization, represented shares of the Bank Common Stock will thereafter for all purposes represent an equal number of shares of Holding Company Common Stock, except for certificates held by stockholders who properly exercise dissenters’ rights of appraisal and except as further described below. The Holding Company may, however, at any time request that stockholders exchange certificates for new Holding Company Common Stock certificates by presenting the old common stock certificates to the transfer agent for the Holding Company (the “Transfer Agent”), who shall also act as exchange agent in such instance, for exchange. In such event, the Holding Company will notify the stockholders of the Bank by mail at their addresses as shown on the Bank’s records and by publication that they must present their certificates to the Transfer Agent for exchange. Thereupon, stockholders who present their certificates to the Transfer Agent will receive in exchange therefor a certificate representing an equal number of shares of Holding Company Common Stock. Until so exchanged, applicable law and the Plan of Reorganization provide that the current certificates will for all purposes represent an equal number of shares of Holding Company Common Stock, and the holders of those certificates will have all the other rights of stockholders of the Holding Company.

After the Reorganization, the Bank will continue to serve its customers from its then existing office locations. The assets, property, rights and powers, debts, liabilities, obligations and duties of the Bank will not be changed by the Reorganization. Similarly, the Bank’s Amended Charter and Bylaws, and the name of the Bank will not be affected by the Reorganization.

The directors, officers and other employees of the Bank immediately prior to the Reorganization will continue to serve as such after the Reorganization. The directors of the Holding Company consist of the eleven persons who (assuming their re-election at the Meeting) will continue to serve as members of the Board of Directors of the Bank. The officers of the Holding Company presently consist of the two persons currently serving as officers of the Bank. See “Management of the Holding Company.”

Financial Resources of the Holding Company

In connection with the Reorganization, the Bank currently intends, subject to applicable law and any agreements of the Bank with regulatory agencies, to transfer up to approximately $250,000 to the Holding Company, which amount does not exceed the accumulated earnings and profits for tax purposes of the Bank as of April 30, 2006. See “— Regulation of the Holding Company and the Bank.” The actual amount of funds which may be transferred, however, is subject to change and may be greater or less than this amount, depending on a number of factors, including the Holding Company’s future financial requirements and applicable regulatory restrictions. In this regard, the Bank may also lend funds to the Holding Company, either as part of or in addition to the transfer of funds being made in connection with the Reorganization. However, the amount of capital which will initially be transferred from the Bank to the Holding Company may be reduced to the extent necessary to avoid any taxable income to the Bank. See “ — Tax Consequences.”

A transfer of $250,000 to the Holding Company would reduce the Bank’s stockholders’ equity as of April 30, 2006, to approximately $18.3 million. If such transfer to the Holding Company had been made on April 30, 2006, the leverage, Tier 1 risk-based, and total risk-based capital ratios of the Bank would have been approximately 7.88%, 13.00% and 14.17%, respectively.

Financial resources may be available to the Holding Company in the future through borrowings, debt or equity financings or dividends from the Bank or other acquired entities or new businesses. Unless an exemption is obtained from the Federal Reserve Board (the Bank has no present plans to request such exemption), any loans from the Bank to the Holding Company would be subject to certain collateralization, amount and other restrictions on covered transactions between FDIC-insured banks and their affiliates under Section 23A of the Federal Reserve Act. There can be no assurance as to the amount of financial resources that may be available to the Holding Company. In particular, dividends from the Bank to the Holding Company will be subject to tax considerations and regulatory limitations and will result in taxable income to the Holding Company to the extent that they are deemed not to be made out of the Bank’s current and accumulated earnings and profits.

The capital of the Holding Company may be used by the Holding Company for various corporate purposes, including acquisitions of other financial institutions or companies engaged in related activities in the financial services industry, subject to the requirements of applicable federal and state law, or for repurchases of outstanding shares of the Holding Company’s common stock. At the present time, however, the Holding Company has no agreements or understandings regarding any such acquisitions or repurchases. The capital of the Holding Company will also be available for general corporate purposes, including for dividends to be paid to the Holding Company’s stockholders and loans to be made to the Bank.

Capitalization

The following table sets forth (i) the consolidated capitalization of the Bank as of April 30, 2006; (ii) the pro forma consolidated capitalization of the Bank as of April 30, 2006, after giving effect to the Reorganization (which reflects the proposed transfer of $250,000 from the Bank’s retained earnings to the Holding Company); and (iii) the pro forma capitalization of the Holding Company on a consolidated basis after giving effect to the Reorganization. The pro forma consolidated capitalization of the Holding Company as of April 30, 2006, will be the same as the consolidated capitalization of the Bank as of that date. However, the pro forma capitalization of the Bank is reduced as a result of the $250,000 proposed transfer by the Bank to the Holding Company.

	Bank (Actual Consolidated)	Bank (Pro forma Consolidated)	Holding Company (Pro forma Consolidated)
	(In thousands)
Deposits	$200,534	$200,534	$200,534
Securities sold under agreements to repurchase	—	—	—
Federal Home Loan Bank advances	25,197	25,197	25,197
Stockholders equity:
Preferred stock - $1.00 par value; 5,000,000 shares authorized; none issued	—	—	—
Common stock - $1.00 par value; 15,000,000 shares authorized; 2,074,374 issued and outstanding	2,074	2,074	2,074
Additional paid in capital	4,131	4,131	4,131
Retained earnings	13,274	13,024	13,274
Net unrealized gain (loss) on investment securities available for sale, after tax effects	(887)	(887)	(887)

Total stockholders’ equity	$18,592	$18,342	$18,592

Conditions of the Plan of Reorganization and Termination

The Plan of Reorganization provides that it will not become effective until all of the following have occurred: (i) the Plan of Reorganization has been approved by the affirmative vote of stockholders owning at least-two-thirds of the issued and outstanding shares of the Bank Common Stock; (ii) the Holding Company Common Stock to be issued and exchanged for Bank Common Stock is exempt from registration under Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(12), thereof, and the Holding Company shall have complied with all applicable state securities laws relating to the issuance of Holding Company Common Stock; (iii) all approvals from the Commissioner, the Board of Governors of the Federal Reserve System and any other state or Federal governmental agency having jurisdiction necessary for approval of the Reorganization shall have been obtained and all waiting periods required in connection with any such approvals shall have expired, all as provided under Section 26B of Chapter 172 of the MGL; (iv) the Bank has received a favorable opinion from its independent auditors or legal counsel, satisfactory in form and substance to the Bank concerning the federal income tax consequences of the Reorganization; (v) the Bank and the Holding Company have obtained all other necessary consents or approvals required for the Reorganization; and (vi) the holders of not more than 10% of the outstanding shares of Bank Common Stock shall have elected to exercise dissenters’ rights of appraisal.

If approved by the Bank’s stockholders, the Reorganization is expected to occur as soon thereafter as the required regulatory approvals are received, the applicable waiting periods expire and the other conditions to the consummation of the Reorganization have either been satisfied or waived. The Bank and the Holding Company have the right under the terms of the Plan of Reorganization to terminate the Reorganization if any one or more of the conditions to the obligations of the Bank or the Holding Company shall not have been satisfied or becomes incapable of fulfillment, and that condition is not, or cannot be waived. The Plan may also be terminated at any time prior to the effective time of the Reorganization by the mutual written consent of the Bank and the Holding Company. If the Reorganization is not approved by the Bank’s stockholders or all of the required regulatory approvals are not obtained, the Bank will continue to operate in its present corporate structure. All expenses which relate solely to the Reorganization will be paid by the Bank, whether or not the Plan of Reorganization is approved by its stockholders or the Reorganization is completed.

Regulatory Approvals

The Bank and the Holding Company have filed with the Commissioner, pursuant to Section 26B of Chapter 172 of the MGL, an application for approval of the Plan of Reorganization. The required approval will not be granted until the Plan of Reorganization has been approved by the Bank’s stockholders. The Holding Company has also filed an application with the Federal Reserve Board to become a bank holding company under the BHCA through the acquisition of all of the outstanding shares of Bank Common Stock (except shares held by stockholders who properly exercise dissenters’ rights of appraisal, if any). See “ — Regulation of the Holding Company and the Bank — The Holding Company.”

Appraisal Rights of Dissenting Stockholders

Pursuant to Massachusetts law, stockholders of record of the Bank on July 7, 2006 have the right to dissent from the Reorganization and, if the Reorganization is consummated, to receive compensation equal to the fair value of their shares. Stockholders of the Bank desiring to exercise such dissenters’ rights will have the rights and duties and must follow the procedures set forth in Sections 86 to 98 of Chapter 156B of the MGL in order to perfect such rights. A brief summary of these sections of the MGL is set forth below. This summary does not purport to be a complete statement of the procedures to be followed by stockholders of the Bank desiring to exercise their appraisal rights and is qualified in its entirety by express reference to such sections, the full text of which is included herein as Exhibit D. Stockholders of the Bank desiring to exercise their appraisal rights are urged to read Exhibit D in its entirety since failure to comply with the procedures set forth therein may result in the loss of appraisal rights.

To exercise appraisal rights under Massachusetts law, a Bank stockholder must (i) file with the Bank, before the stockholder vote on the Plan of Reorganization, a written objection to the Reorganization stating that he intends to demand payment for his shares through the exercise of his statutory appraisal rights, (ii) not vote in favor of the Plan of Reorganization, and (iii) within 20 days after the date of mailing to him of a written notice that the Reorganization has become effective, make written demand upon the Bank for payment of his shares and an appraisal of the value thereof. A stockholder who fails to satisfy all of the conditions set forth above will acquire no right to payment for such stockholder’s shares under Massachusetts law. Signed proxies returned to the Bank but left blank will be voted for the proposed transaction; therefore, in order to be assured that shares are not voted in favor of the Plan of Reorganization, a stockholder must either vote in person or by proxy against the Plan of Reorganization or abstain from voting. Failure to vote against the Plan of Reorganization will not constitute a waiver of appraisal rights.

After making written demand for payment of his shares as provided above, the Bank will pay to such dissenting stockholder the fair value of his shares within 30 days after the expiration of the period during which such demand may be made. If within such 30-day period the parties fail to agree as to the fair value of such shares, the Bank or such stockholder may, within four months after the expiration of such 30-day period, demand a determination of the value of the stock of all stockholders determined by a bill in equity filed in Superior Court in Plymouth County. For the purpose of any such Superior Court determination, the value of the shares of the Bank is to be determined as of the day preceding the date of the vote of the Bank stockholders approving the Plan of Reorganization, and shall be exclusive of any element of value arising from the expectation or accomplishment of the Reorganization. Upon making such written demand for payment, the dissenting stockholder will not thereafter be entitled to notice of any meeting of stockholders, to vote at any such meeting or to receive dividends or other distributions on the Bank Common Stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the Reorganization) unless (i) neither the Bank nor the dissenting stockholder files a bill in equity within four months demanding judicial appraisal of the value of the stock, (ii) any such suit is dismissed as to that stockholder, or (iii) the stockholder withdraws his objection in writing with the written approval of the Bank, in which case, a stockholder will forfeit all rights to dissent from the Reorganization.

The costs of the bill in equity required under Massachusetts law in order to determine the value of Bank Common Stock, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders shall be paid by the Bank. Interest shall be paid upon any award from the date of the vote approving the Reorganization, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

Stockholders of the Bank exercising dissenters’ rights will realize gain or loss for federal income tax purposes, which would not be realized by a non-dissenting stockholder, pursuant to the Reorganization. See “— Tax Consequences,” below.

Tax Consequences

The Bank and the Holding Company intend to rely upon the opinion of their special counsel, Muldoon Murphy & Aguggia LLP, as to the federal income tax consequences of the proposed Reorganization. Unlike a private letter ruling from the Internal Revenue Service, an opinion of counsel has no binding effect on the Internal Revenue Service. The opinion of counsel in general states that:

(1)	No gain or loss will be recognized by stockholders of the Bank on the exchange of their Bank Common Stock solely in exchange for Holding Company Common Stock.

(2)	No gain or loss will be recognized by the Holding Company on the receipt by it of stock in the Bank solely in exchange for Holding Company Common Stock.

(3)	The basis of the stock in the Bank to be received by the Holding Company will be the same as the basis of such stock in the hands of the Bank’s stockholders immediately prior to the exchange.

(4)	The holding period of the stock in the Bank received by the Holding Company will include the holding period during which the Bank’s stock was held by the Bank’s stockholders immediately prior to the proposed transaction.

(5)	The basis of the Holding Company Common Stock received by the Bank’s stockholders will be the same as their basis in Bank Common Stock surrendered in exchange therefor.

(6)	The holding period of Holding Company Common Stock to be received by the stockholders of the Bank will include the holding period of Bank Common Stock surrendered in exchange therefor, provided the Bank’s stock was held as a capital assets on the date of the exchange.

(7)	No gain or loss will be recognized by the Bank as a result of the Reorganization, except to the extent that the Bank may have taxable income as a result of payments to stockholders who exercise dissenters’ appraisal rights.

(8)	Stockholders of the Bank who exercise their dissenters’ appraisal rights and receive cash in exchange for their shares of the Bank Common Stock will treat the cash received as a distribution in redemption of his or her Bank Common Stock subject to the provisions and limitations of Section 302 of the Internal Revenue Code (the “Code”).

(9)

Payments made by the Bank to stockholders who exercise their dissenters’ appraisal rights will result in taxable income to the Bank to the extent that the payments are deemed made out of the Bank’s bad debt reserve. Any of these payments that are treated as being in exchange for the shares of such stockholders under Section 302(a) of the Code may be deemed made out of the

Bank’s bad debt reserve. Therefore, depending upon the amount of the Bank’s bad debt reserve, payments to dissenting stockholders could result in federal taxable income to the Bank.

Stockholders of the Bank considering exercising their dissenters’ appraisal rights with respect to their shares of Bank Common Stock should consult their personal income tax advisors for specific advice with respect to the federal income tax consequences of that exercise.

Each stockholder of the Bank should consult his or her own tax counsel as to specific federal, state and local tax consequences of the Reorganization, if any, to such stockholder.

Effect on Stock Options and Other Stock Related Benefit Plans

Upon consummation of the Reorganization, the Mayflower Co-operative Bank 1999 Stock Option will be continued as and become the stock option plan of the Holding Company with appropriate amendments to reflect the Reorganization. Stock options with respect to shares of the Bank Common Stock granted under the Bank’s 1999 Stock Option Plan and outstanding prior to consummation of the Reorganization will automatically become options to purchase the same number of shares of Holding Company Common Stock upon consummation of the Reorganization, with identical terms and conditions and for an identical exercise price, and the Holding Company will assume all of the Bank’s obligations with respect to such outstanding options. All other stock related benefit plans of the Bank will be unchanged by the Reorganization, except that any plan which refers to Bank Common Stock will, following the completion of the Reorganization, be deemed to refer instead to Holding Company Common Stock. By voting in favor of the Plan of Reorganization, stockholders of the Bank will be approving the adoption by the Holding Company of the Bank’s 1999 Stock Option Plan as the stock option plan of the Holding Company.

Effect on Current Market Value of Outstanding Bank Stock

Although the Board of Directors does not know of any reason why implementation of the Plan of Reorganization per se would cause the market value of the stock of the Holding Company to be different from the market value of the stock of the Bank immediately prior to consummation of the Reorganization, it is possible that the public trading market could perceive that the stock of the Holding Company has a different value from the stock of the Bank. It is not known whether the public trading market will attribute any additional or lesser value to the Holding Company Common Stock than it would attribute to the Bank Common Stock.

Exchange of Bank Stock Certificates

Holders of outstanding certificates formerly evidencing Bank Common Stock will not be required to exchange their outstanding certificates for new certificates evidencing Holding Company Common Stock. In the event of surrender of a Bank Common Stock certificate for transfer or exchange, however, each stock certificate will be cancelled and replaced with a Holding Company stock certificate.

Until surrendered, certificates that prior to the consummation of the Reorganization represented outstanding shares of Bank Common Stock will be deemed for all corporate purposes to evidence ownership of the same number of shares of the Holding Company Common Stock. Until the Bank Common Stock certificates are so surrendered, all dividends payable to holders of Holding Company Common Stock as of any record date subsequent to the consummation of the Reorganization will be paid to the holders of such certificates.

Business of the Holding Company

General. The Holding Company is currently a non-operating corporation organized for the purpose of becoming the holding company of the Bank. Upon the completion of the Reorganization, the Bank will become a wholly owned subsidiary of the Holding Company and each stockholder of the Bank, other than those properly exercising dissenters’ rights, if any, will become a stockholder of the Holding Company with the same respective ownership interest therein as is presently held in the Bank.

Immediately after consummation of the Reorganization, it is expected that the Holding Company will not engage in any business activity other than to hold all of the stock of the Bank. The Holding Company does not presently have any arrangements or understandings regarding any acquisition or merger opportunities.

Property. The Holding Company is not expected to own or lease real or personal property initially. Instead, it intends to utilize the premises, equipment and furniture of the Bank.

Legal Proceedings. The Holding Company has not, since its organization, been a party to any legal proceedings.

Employees. At the present time, the Holding Company does not intend to employ any persons other than its officers, all of whom are also officers of the Bank. It will utilize the support staff of the Bank from time to time. If the Holding Company acquires other financial institutions or pursues other lines of business, at such time, it may hire additional employees.

Competition. It is expected that for the immediate future the primary business of the Holding Company will be the ownership of the Bank Common Stock acquired in the Reorganization. Therefore, the competitive conditions to be faced by the Holding Company will be the same as those faced by the Bank.

Management of the Holding Company

Directors. The directors of the Holding Company are, and upon completion of the Reorganization will continue to be, the same persons who currently are the directors of the Bank. See “Proposal I — Election of Directors.” The three-year terms of the directors are staggered to provide for the election of approximately one-third of the Board members each year.

The following table sets forth the name of each director and the year the term of office of each director expires as a director of the Holding Company (assuming the re-election of the nominees standing for election at the Annual Meeting):

Name	Year Term Expires
E. Bradford Buttner	2007
William C. MacLeod	2007
Diane A. Maddigan	2007
David R. Smith	2007
Paul R. Callan	2008
M. Sandra Fleet	2008
Lorenzo Wood, Jr.	2008
Charles N. Decas	2009
Joseph B. Monteiro	2009
Edward M. Pratt	2009
Geoffrey T. Stewart	2009

For further information regarding the Holding Company’s directors, see “Proposal I — Election of Directors.”

Officers. The officers of the Holding Company upon completion of the Reorganization will be the following persons:

Name	Officer’s Position
Edward M. Pratt	President, Chief Executive Officer

Maria Vafiades	Vice President, Chief Financial Officer and Treasurer

Maria Vafiades	Secretary

For information regarding the business experience of Mr. Pratt, see “Proposal I — Election of Directors”.

Maria Vafiades joined the Bank in March 1990. In 1995, Ms. Vafiades was promoted to Vice President. From 1988 to 1990, she was employed by MGI properties as a property analyst. From 1984 to 1988, she was employed by Parent, McLaughlin & Nangle, a Boston accounting firm. She is a member of the Massachusetts Society of CPAs and the American Institute of CPAs.

Remuneration. Since the formation of the Holding Company, none of its executive officers or directors has received any remuneration from the Holding Company. It is expected that unless and until the Holding Company becomes actively involved in additional businesses, no separate compensation will be paid to the directors and officers of the Holding Company in addition to that paid to them by the Bank. However, the Holding Company may determine in the future that such separate compensation is appropriate. At the present time, the Holding Company does not intend to employ any persons other than its present management. If the Holding Company acquires other businesses, it may at such time hire additional employees. Upon completion of the Reorganization, employees of the Holding Company as well as employees of the Bank and its subsidiaries, will be eligible for the grant of benefits under the Stock Option Plan and other benefits made available generally by the Bank.

Comparison of Stockholder Rights and Other Matters

As a result of the Reorganization, stockholders of the Bank, whose rights are presently governed by Massachusetts banking law, will become stockholders of the Holding Company, and as such their rights will be governed by the Massachusetts Business Corporation Act. With certain exceptions, the Articles of Organization of the Holding Company are substantially the same as the Amended Charter (“Charter”) of the Bank. The following discussion compares stockholder rights and other features of the Articles of Organization of the Holding Company and the Charter of the Bank in summary fashion. The following discussion is not intended to be a complete statement of the differences affecting the rights of stockholders. The Articles of Organization of the Holding Company are attached as Exhibit B to this Proxy Statement and should be reviewed for more detailed information.

Issuance of Capital Stock. The Bank had, as of July 7, 2006, 15,000,000 shares of authorized common stock, $1.00 par value per share, of which 2,083,562 shares were issued and outstanding and no shares were reserved for issuance under its Stock Option Plan. As of such date, the Bank also had 5,000,000 shares of authorized but unissued serial preferred stock, $1.00 par value per share. The Articles of Organization of the Holding Company also authorize the issuance of 15,000,000 shares of common stock, $1.00 par value per share, and 5,000,000 shares of serial preferred stock, $1.00 par value per share. After the Reorganization it is anticipated that there will be the same number of shares of Holding Company Common Stock outstanding as are outstanding in Bank Common Stock, less shares for which dissenters’ appraisal rights are properly exercised.

Under the provisions of Massachusetts law, the issuance of capital stock by the Bank requires the prior approval of the Commissioner. In contrast to the Bank, the Holding Company will be able to issue shares of capital stock without obtaining prior approval of the Commissioner. However, the issuance of capital stock by the Holding Company would be subject to registration under the Securities Act, whereas the capital stock of the Bank is exempt from such registration. There are no current agreements or understandings with respect to the issuance of any additional shares of Holding Company Common Stock.

Dividend Rights. The dividend rights of holders of the Bank Common Stock and holders of Holding Company common stock are substantially the same. The stockholders of the Bank are entitled to dividends when and as declared by the Bank’s Board of Directors. Under Massachusetts law, Massachusetts stock co-operative banks may pay dividends only out of net profits without impairing their capital stock and surplus accounts, and such dividend payments are subject to a number of additional statutory limitations. Under FDIC regulations, the Bank is prohibited from making any capital distributions, including the payment of dividends, if after making the distribution the Bank would have a total risk-based capital ratio of less than 8%, a Tier 1 risk-based capital ratio of less than 4% or a leverage ratio of less than 4%.

Although Massachusetts does not have a specific statute regulating the payment of dividends by Massachusetts corporations, the directors of a corporation are jointly and severally liable to the corporation if a payment of dividends (i) is made when the corporation is insolvent, (ii) renders the corporation insolvent, or (iii) violates the corporation’s articles of organization.

After the Reorganization, the Holding Company’s principal source of income will initially consist of its equity in the earnings, if any, of the Bank. Although the Holding Company will not be subject to the restrictions applicable to the Bank regarding dividend payments to its stockholders, the restrictions on the Bank’s ability to pay dividends to the Holding Company may affect the Holding Company’s ability to pay dividends.

The payment of future cash dividends by the Bank, and thus by the Holding Company, will continue to depend upon the Bank’s earnings, financial condition and capital requirements, as well as the tax and regulatory considerations discussed herein. In deciding whether to declare a dividend, the Bank’s Board of Directors considers many factors, including the Bank’s profitability, maintenance of adequate capital, the Bank’s current and anticipated future income, outstanding loan commitments, adequacy of loan loss reserves, cash flow requirements and economic conditions. Before declaring a dividend, the Board of Directors must determine that the Bank will exceed its regulatory capital requirements after the payment of the dividend.

Voting Rights. All voting rights are vested in the holders of the Bank Common Stock, subject to the issuance of serial preferred stock with voting rights. Each share of Bank Common Stock is entitled to one vote on all matters, without any right to cumulative voting in the election of directors. Holders of Holding Company Common Stock will have the same voting rights as the current holders of the Bank Common Stock. The issuance by the Holding Company of serial preferred stock with voting rights would affect the voting rights of the holders of Holding Company Common Stock similarly to the effect on the voting rights of the holders of Bank Common Stock if voting serial preferred stock were issued by the Bank. Any issuance by the Bank or the Holding Company of preferred stock with voting rights may affect the voting rights of common stockholders.

Preemptive Rights. The stockholders of the Holding Company, like the stockholders of the Bank, will not have preemptive rights.

Preferred Stock. Under the Charter of the Bank and the Articles of Organization of the Holding Company, the Boards of Directors of the Bank and the Holding Company are authorized to issue preferred stock in series and to fix the powers, designations, preferences, or other rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The issuance of preferred stock by the Bank, unlike the issuance of preferred stock by the Holding Company, would be subject to approval by the Commissioner. Preferred stock issued by the Holding Company after the Reorganization may rank prior to the Holding Company common stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights (including multiple voting rights and voting rights as a class), and may be convertible into shares of Holding Company Common Stock. The Holding Company has no present plans or understandings regarding the issuance of any preferred stock.

Directors. The Charter of the Bank provides for a board of directors of not less than seven nor more than 25 persons with the exact number to be fixed in the bylaws. The Holding Company’s Articles of Organization similarly provides for a minimum of seven and a maximum of 18 directors with the exact number to be fixed in the bylaws. Both the Bank’s Charter and the Holding Company’s Articles of Organization call for a classified board, with directors serving for staggered terms. The Bylaws of the Holding Company and the Bank each will provide for eleven directors.

Any vacancy occurring on the Board of Directors of the Holding Company, including vacancies resulting from an enlargement of the Board, shall be filled solely by the affirmative vote of at least two-thirds of the directors then in office; and any director so chosen will hold office for the remainder of the term of the class to which the director has been elected. The Charter of the Bank and Massachusetts law governing stock co-operative banks such as the Bank provide that vacancies may be filled by the Board only until the next election of directors by the stockholders.

Limitations on Actions by Stockholders. The Articles of Organization of the Holding Company provide that special meetings of the stockholders may only be called by the Board of Directors, the President or a duly constituted committee of the board, and no action may be taken by consent of the stockholders without a meeting, unless all of the stockholders entitled to vote on the matter consent in writing and the written consents are filed with the records of the meetings of stockholders. The Bank’s Charter provides that special meetings of stockholders can be called by the Board of Directors, the Chairman of the Board, the President or a duly constituted committee of the board. The Charter of the Bank and the Articles of Organization of the Holding Company do not permit stockholders to consent to corporate action without a meeting. Both the Charter and Articles of Organization provide that stockholder nominations for directors must be delivered to the Clerk of the Bank or the Secretary of the Holding Company, respectively, not less than 30 nor more than 60 days prior to a meeting of stockholders to elect directors.

Requirements for Certain “Business Combinations.” The Articles of Organization of the Holding Company and the Charter of the Bank require the holders of at least two-thirds of the Holding Company’s outstanding shares of voting stock to approve certain “Business Combinations,” as defined therein, and related transactions. The approval of the holders of at least two-thirds of the outstanding voting stock of the Holding Company is required in connection with any such transaction involving a “Related Person,” except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company’s Board of Directors who were directors prior to the time when the “Related Person” became a “Related Person” and are unaffiliated with the “Related Person.” The term “Related Person” is defined to include any individual, corporation, partnership or other entity which together with its affiliates owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company. These provisions apply to any “Business Combination” which is defined to include (1) any merger or consolidation of the Holding Company with or into any Related Person; (2) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage, or any other security device, of all or any substantial part of the assets of the Holding Company (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person (the term “substantial part” is defined to include more than 25% of the fair market value of the Holding Company’s total assets as of the end of its most recent fiscal year); (3) any merger of consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (4) any sale, lease, exchange, or transfer or other disposition of all or a substantial part of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (5) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (6) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of the Related Person; (7) any reclassification of the Holding Company Common Stock or any recapitalization involving Holding Company Common Stock; and (8) any agreement, contract or other arrangement providing for any of the previously described transactions.

The Bank’s Charter contains substantially the same provisions regarding business combinations as the Holding Company’s Articles of Organization.

Removal of Directors. The Holding Company’s Articles of Organization provides generally that a director may be removed for cause as defined therein only by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote generally in the election of directors at a meeting of stockholders called for that purpose. The Holding Company’s Articles of Organization also permit removal of directors without cause, but only by vote of at least two-thirds of the outstanding shares of Holding Company stock entitled to vote generally in the election of directors at a meeting of stockholders called for that purpose. The Bank’s Charter has substantially identical provisions.

Indemnification of Directors and Officers. The Charter of the Bank provides that its directors and officers shall, and in the discretion of the Board of Directors, any other person may, be indemnified by the Bank against liabilities and expenses arising out of services performed for or on behalf of the Bank. The Charter of the Bank further provides that such indemnification will not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Bank.

The Holding Company’s Articles of Organization contain the same indemnification provision.

Amendment of Charter and Articles of Organization. The Charter of the Bank and the Holding Company’s Articles of Organization each provide that amendment of certain of the provisions must first be approved by two-thirds of the stockholders of the Bank or the Holding Company, respectively. These provisions relate to (i) the approval of certain business combinations with a Related Person; (ii) meetings of stockholders; (iii) cumulative voting for the election of directors; (iv) notice for nominations and shareholder proposals; (v) the number of directors and classified board; (vi) the removal of directors; (vii) indemnification of directors; (viii) amendment of the bylaws; and (ix) the amendment of the Articles of Organization and Charter.

Amendment of Bylaws. The Charter of the Bank and the Holding Company’s Articles of Organization each provide that the Bylaws of the Bank and Holding Company, respectively, may be adopted or amended by the Board of Directors or stockholders. Such action by the Bank’s or the Holding Company’s Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office. Such action by the Bank’s or the Holding Company’s stockholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a meeting of stockholders called for that purpose.

Dissenters’ Appraisal Rights. Under Massachusetts law, stockholders of a Massachusetts-chartered co-operative bank, such as the Bank, when a company acquires all the capital stock of the bank, are entitled to appraisal rights in connection with statutory mergers or consolidations (unless no vote of the stockholders of the bank is required to approve the merger or consolidation). Appraisal rights permit the stockholder to demand payment for his or her stock based on an appraisal in lieu of the other consideration to be paid in the merger or consolidation.

Under Massachusetts law, stockholders of a Massachusetts business corporation, such as the Holding Company, are entitled to appraisal rights with respect to certain (1) mergers, (2) share exchanges, (3) sales or exchanges of all or substantially all of the property of the corporation and (4) amendments to the corporation’s articles of organization. Appraisal rights are not available in connection with a merger in which (1) all stockholders are to receive only (a) cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or (b) where the securities of the merging corporation are “marketable securities,” marketable securities of the surviving corporation and/or cash and (2) no director, officer or controlling stockholder has a direct or indirect material financial interest in the merger (other than as a stockholder or director). Marketable securities are defined as securities beneficially owned by at least 1,000 persons and that meet certain listing requirements.

State Anti-Takeover Laws. Chapter 110F of the MGL, entitled “Business Combinations with Interested Shareholders (“Chapter 110F”) provides that a Massachusetts corporation with 200 or more stockholders may not engage in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the Board of Directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the Board of Directors and the holders of 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, at any time within the prior three years did own) 5% of more of the outstanding voting stock of the corporation. A “business combination” includes a merger, certain stock or asset sales, and certain other specified transactions resulting in a financial benefit to the interested stockholder. A Massachusetts corporation is permitted to opt out of Chapter 110F. Chapter 110F currently applies to the Bank and will apply to the Holding Company upon consummation of the Reorganization.

Massachusetts General Laws Chapter 110D, entitled “Regulation of Control Share Acquisitions” (“Chapter 110D”), provides that any person who makes a bona-fide offer to acquire, or acquires (the “acquiror”) shares of stock of a Massachusetts corporation with 200 or more stockholders in an amount equal to or greater than one-fifth, one-third, or a majority of the voting stock of the corporation (the “thresholds”) must obtain the approval of a majority of shares of all stockholders, except the acquiror and the officers and inside Directors of the corporation, in order to vote the shares that the acquiror obtains in crossing the thresholds. A Massachusetts corporation is permitted to opt out of Chapter 110D. The Bank currently is not subject to the provisions of Chapter 110D, as Chapter 110D is not applicable to Massachusetts-chartered co-operative banks such as the Bank, and the Holding Company has elected to opt out of Chapter 110D so that Chapter 110D will not apply to the Holding Company following the consummation of the Reorganization.

Defensive Provisions in the Key Corporate Documents of the Bank and the Holding Company

Introduction. The foregoing discussion of the differences between the rights of stockholders of the Bank and the Holding Company is derived from the differences between Massachusetts law governing the Bank and

Massachusetts law governing the Holding Company, as well as from the Charter and Bylaws of the Bank and the Articles of Organization and Bylaws of the Holding Company. This section sets forth a brief discussion of the reasons for, and the operation and effects of, certain provisions of the Holding Company’s Articles of Organization which may have an anti-takeover effect. It should be emphasized that these provisions are virtually identical to those currently included in the Charter and Bylaws of the Bank and, accordingly, approval and implementation of the Reorganization will not result in any substantive difference in the operation and effects of the anti-takeover provisions contained in the Charter and Bylaws of the Bank versus those set forth in the Articles of Organization and Bylaws of the Holding Company.

In general, these provisions are designed to reduce the Bank’s and the Holding Company’s vulnerability to sudden acquisitions of control which have not been negotiated with and approved by the respective entity’s Board of Directors. As a result, these provisions may tend to enhance the continuity and stability of management by making it more difficult to remove the incumbent members of the Board of Directors. The provisions will not prevent an acquisition of control of the Holding Company or a tender offer for all of the Holding Company’s stock. However, to the extent these provisions successfully discourage acquisition of control of the Holding Company or tender offers for all or part of the Holding Company’s stock without approval of the Board, they may have the effect of preventing those acquisitions or tender offers which might be viewed by stockholders to be in their best interest and which might be at prices in excess of the then market value of the Holding Company’s outstanding stock.

The Board of Directors of both the Bank and the Holding Company believes that the benefits of these provisions outweigh the possible disadvantages and that the interests of the stockholders of the Holding Company in connection with any possible future takeover attempts of the Holding Company will be best served if any such transaction occurs only after arm’s-length negotiations permitting studied consideration of the offer.

Stockholder Vote Required to Approve Business Combinations. Article VI(L) of the Holding Company’s Articles of Organization requires the approval of the holders of at least two-thirds of the Holding Company’s shares of voting stock to approve “Business Combinations” which is defined to include, (1) any merger or consolidation of the Holding Company with or into any Related Person; (2) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage, or any other security device, of all or any substantial part of the assets of the Holding Company (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person (the term “substantial part” is defined to include more than 25% of the fair market value of the Holding Company’s total assets as of the end of its most recent fiscal year); (3) any merger of consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (4) any sale, lease, exchange, or transfer or other disposition of all or a substantial part of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (5) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (6) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of the Related Person; (7) any reclassification of the Holding Company Common Stock or any recapitalization involving Holding Company Common Stock; and (8) any agreement, contract or other arrangement providing for any of the previously described transactions. Absent this provision, such Business Combinations may generally be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company. The increased shareholder vote required to approve a Business Combination may have the effect of foreclosing mergers and other business combinations which a majority of shareholders deem desirable and place the power to prevent such a merger or combination in the hands of a minority of shareholders. These provisions will, in the opinion of the Board of Directors, encourage any potential acquiror to enter into negotiations with management to obtain Board of Directors approval of a potential business combination.

Authorized Shares of Capital Stock. The Articles of Organization of the Holding Company authorize the issuance of up to 15,000,000 shares of common stock and up to 5,000,000 shares of preferred stock. Shares of the Holding Company’s preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of the Holding Company’s common stock, could represent additional capital required to be purchased by an acquiror. Issuance of such additional shares may also dilute the voting interest of the Holding Company’s stockholders. The Holding Company has no present intention of issuing these additional shares for these purposes, but the Board of Directors believes that such additional shares may be important to the Holding Company’s future ability to raise additional equity capital.

Classified Board of Directors. The Holding Company’s Articles of Organization, and the Bank’s Charter, provide for a classified Board of Directors, consisting of three substantially equal classes of directors, each serving for a three-year term, with the term of each class of directors ending in successive years. Management believes that it is desirable to insure continuity and stability of the Holding Company’s and the Bank’s leadership and policy, thereby enabling these entities to carry out their long range plans, and that a classified board may assist in achieving such continuity and stability. The Bank has not experienced any difficulties in the continuity and stability of management to date. Such a classified Board would moderate the pace of any change of control of the Holding Company since a person or entity acquiring a majority stock interest in the Holding Company would have to wait for at least two consecutive annual meetings, covering a period of two years, in order to elect a majority of the Holding Company’s Board of Directors. The inability to change the composition of the board of directors immediately even if such change and composition were determined by the stockholders of the Holding Company to be beneficial to them may tend to discourage a tender offer or takeover bid for the Holding Company’s stock.

Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors. The Holding Company’s Articles of Organization provide that the number of directors of the Holding Company (exclusive of directors, if any, to be elected by the holders of any to be issued shares of preferred stock of the Holding Company) shall not be more than eighteen, as shall be provided from time to time in accordance with the Holding Company’s Bylaws. Additionally, the power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the Holding Company’s Board of Directors. The overall effect of such provisions may be to prevent a person or entity from immediately acquiring control of the Holding Company through an increase in the number of the Holding Company’s directors and election of his or its nominees to fill the newly created vacancies.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders. The Articles of Organization of the Holding Company, similar to the Charter of the Bank, provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice not less than 30 days nor more than 60 days in advance of the meeting. Management believes that it is in the best interest of the Holding Company and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

Removal of Directors. The Articles of Organization of the Holding Company, similar to the Charter of the Bank, provides that directors of the Holding Company may be removed by the affirmative vote of the holders of a majority of the outstanding stock of the Holding Company entitled to vote generally in the election of directors, but only for cause. “Cause” is defined as (a) a conviction of a felony by a court of competent jurisdiction, which conviction is no longer subject to direct appeal, (b) a declaration of unsound mind by order of court, (c) a gross dereliction of the director’s duty to the Holding Company, (d) the commission by the director of an action involving moral turpitude, or (e) the commission by the director of an action that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Holding Company. In addition, a director or the entire board of directors of the Holding Company may be removed, at any time, without cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Holding Company stock entitled to vote in an election of directors. This provision may, under certain circumstances, impede the removal of a director of the Holding Company thus precluding a person or entity from immediately acquiring control of the Holding Company’s Board through the removal of existing directors and the election of his or its nominees to fill the newly created vacancies.

Voting Requirement for Amendment of Certain Provisions of the Articles of Organization. Article VI(K) of the Holding Company’s Articles of Organization provides that specified provisions contained in the Articles of Organization may not be repealed or amended except upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Holding Company’s stock entitled to vote thereon. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by Massachusetts law for the repeal or amendment of these provisions of the Articles of Organization. The specific provisions covered by Article VI(K) are: (i) Article V relating to certain business combinations with the Holding Company; (ii) Article VI(C) governing the ability of stockholders to take action by written consent, the calling of special meetings of stockholders and the absence of cumulative voting for election of directors; (iii) Article VI(D) governing notification for nominations and new business proposals; (iv) Article VI(E) governing the number of directorships and three year staggered terms of the Holding Company’s Board of Directors; (v) Article VI(F) regarding removal of directors; (vi) Article VI(H) governing the indemnification of the Holding Company’s officers, directors and employees; (vii) Article VI(J) governing amendment of the Bylaws and (viii) Article VI(K) governing amendment of the Articles of Organization. This provision is intended to prevent the holders of less than two-thirds of the outstanding stock of the Holding Company from circumventing any of the foregoing provisions by amending the Articles of Organization to delete or modify any of such provisions. This provision would enable the holders of more than one-third of the Holding Company’s outstanding voting stock to prevent amendments to these provisions of the Holding Company’s Articles of Organization even if they were favored by the holders of a majority of the voting stock.

Regulation of the Holding Company and the Bank

The following summaries of certain significant laws and regulations affecting co-operative banks and bank holding companies does not purport to be complete. Such summaries are qualified in their entirety by reference to such laws and regulations.

The Holding Company. Upon consummation of the Reorganization, the Holding Company will be a bank holding company subject to regulation by the Federal Reserve Board under the BHCA. As a result, the activities of the Holding Company will be subject to certain limitations, which are described below. In addition, as a bank holding company, the Holding Company will be required to file annual and quarterly reports with the Federal Reserve Board and to furnish such additional information as the Federal Reserve Board may require pursuant to the BHCA. The Holding Company will also be subject to regular examination by and the enforcement authority of the Federal Reserve Board.

Activities. With certain exceptions, the BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of a company that is not a bank or a bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking. The activities of the Holding Company are subject to these legal and regulatory limitations under the BHCA and the related Federal Reserve Board regulations. Notwithstanding the Federal Reserve Board’s prior approval of specific nonbanking activities, the Federal Reserve Board has the power to order a holding company or its subsidiaries to terminate any activity, or to terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that the continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that holding company.

Effective with the enactment of the Gramm-Leach-Bliley Act (the “G-L-B Act”) on November 12, 1999, bank holding companies whose financial institution subsidiaries are “well capitalized” and “well managed” and have satisfactory Community Reinvestment Act (“CRA”) records can elect to become “financial holding companies” which are permitted to engage in a broader range of financial activities than are permitted to bank holding companies. Financial holding companies are authorized to engage in, directly or indirectly, financial activities. A financial activity is an activity that is: (i) financial in nature; (ii) incidental to an activity that is financial in nature; or (iii) complementary to a financial activity and that does not pose a safety and soundness risk. The G-L-B Act includes a list of activities that are deemed to be financial in nature. Other activities also may be decided by the Federal Reserve Board to be financial in nature or incidental thereto if they meet specified criteria. A financial holding company that intends to engage in a new activity or to acquire a company to engage in such an activity is required to give prior notice to the Federal Reserve Board. If the activity is not either specified in the G-L-B Act as being a financial activity or one that the Federal Reserve Board has determined by rule or regulation to be financial in nature, the prior approval of the Federal Reserve Board is required.

Acquisitions. Under the BHCA, a bank holding company must obtain the prior approval of the Federal Reserve Board before (1) acquiring direct or indirect ownership or control of any voting shares of any bank or bank holding company if, after such acquisition, the bank holding company would directly or indirectly own or control more than 5% of such shares; (2) acquiring all or substantially all of the assets of another bank or bank holding company; or (3) merging or consolidating with another bank holding company. Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory CRA ratings generally are prerequisites to obtaining federal regulatory approval to make acquisitions.

Under the BHCA, any company must obtain approval of the Federal Reserve Board prior to acquiring control of the Holding Company or the Bank. For purposes of the BHCA, “control” is defined as ownership of more than 25% of any class of voting securities of the Holding Company or the Bank, the ability to control the election of a majority of the directors, or the exercise of a controlling influence over management or policies of the Holding Company or the Bank. In addition, the Change in Bank Control Act and the related regulations of the Federal Reserve Board require any person or persons acting in concert (except for companies required to make application under the BHCA), to file a written notice with the Federal Reserve Board before such person or persons may acquire control of the Holding Company or the Bank. The Change in Bank Control Act defines “control” as the power, directly or indirectly, to vote 25% or more of any voting securities or to direct the management or policies of a bank holding company or an insured bank.

There is a presumption of “control” where the acquiring person will own, control or hold with power to vote 10% or more of any class of voting security of a bank holding company or insured bank if, like the Holding Company, the company involved has registered securities under Section 12 of the Exchange Act.

Under Massachusetts banking law, prior approval of the Massachusetts Division of Banks (the “Division”) is also required before any person may acquire control of a Massachusetts bank or bank holding company. Massachusetts law generally prohibits a bank holding company from acquiring control of an additional bank if the bank to be acquired has been in existence for less than three years or, if after such acquisition, the bank holding company would control more than 30% of the FDIC-insured deposits in the Commonwealth of Massachusetts.

Capital Requirements. The Federal Reserve Board has adopted guidelines regarding the capital adequacy of bank holding companies, which require bank holding companies to maintain specified minimum ratios of capital to total assets and capital to risk-weighted assets.

Dividends. The Federal Reserve Board has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board’s view that a bank holding company should pay cash dividends only to the extent that the company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company’s capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a bank holding company experiencing serious financial problems to borrow funds to pay dividends. Under the prompt corrective action regulations adopted by the Federal Reserve Board pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company’s bank subsidiary is classified as “undercapitalized.”

Stock Repurchases. As a bank holding company, the Holding Company is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the Company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would violate any law, regulation, Federal Reserve Board order, directive or any condition imposed by, or written agreement with, the Federal Reserve Board. This requirement does not apply to bank holding companies that are “well capitalized,” received one of the two highest examination ratings at their last examination and are not the subject of any unresolved supervisory issues.

Sarbanes-Oxley Act of 2002. On July 30, 2002, the Sarbanes-Oxley Act of 2002 (“SOX”) was signed into law which mandated a variety of reforms intended to address corporate and accounting fraud. SOX contains provisions which amend the Exchange Act and provisions which directed the SEC to promulgate rules. The resultant law and regulations under the Exchange Act as of the time of this annual report is set forth in the following paragraphs. SOX provides for the establishment of a new Public Company Accounting Oversight Board (“PCAOB”), which enforces auditing, quality control and independence standards for firms that audit Securities and Exchange Commission (“SEC”)-reporting companies and is funded by fees from all SEC-reporting companies. SOX imposes higher standards for auditor independence and restricts the provision of consulting services by auditing firms to companies they audit. Any non-audit services being provided to an audit client will require preapproval by the Holding Company’s audit committee members. In addition, certain audit partners must be rotated periodically. SOX requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the SEC, subject to civil and criminal penalties if they knowingly or willfully violate this certification requirement. In addition, under SOX, counsel is required to report evidence of a material violation of the securities laws or a breach of fiduciary duty by a company to its chief executive officer or its chief legal officer, and, if such officer does not appropriately respond, to report such evidence to the audit committee or other similar committee of the board of directors or the board itself.

Longer prison terms will be applied to corporate executives who violate federal securities laws, the period during which certain types of suits can be brought against a company or its officers has been extended, and bonuses issued to top executives prior to restatement of a company’s financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from trading during retirement plan “blackout” periods and loans to company executives are restricted. In addition, a provision directs that civil penalties levied by the SEC as a result of any judicial or administrative action under the Act be deposited in a fund for the benefit of harmed investors. Directors and executive officers must also report most changes in their ownership of a company’s securities within two business days of the change, and all ownership reports now must be electronically filed. Other components of the Exchange Act require that public companies must disclose whether they have code of ethics for their senior financial officers and if not, why not, and that management must periodically assess and report on the adequacy of the company’s internal controls.

SOX also increases the oversight and authority of audit committees of publicly traded companies. Audit committee members must be independent and are barred from accepting consulting, advisory or other compensatory fees from the issuer. In addition, all SEC-reporting companies must disclose whether at least one member of the committee is an audit committee “financial expert” (as such term is defined by the SEC rules) and if not, an explanation must be provided. Audit committees of publicly traded companies will have authority to retain their own counsel and other advisors funded by the company. Audit committees must establish procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters and procedures for the confidential and anonymous submission of employee concerns regarding questionable accounting or auditing matters. It is the responsibility of the audit committee to hire, oversee and work on disagreements with the Holding Company’s independent auditor.

Beginning six months after the SEC determines that the PCAOB is able to carry out its functions, it will be unlawful for any person that is not a registered public accounting firm (“RPAF”) to audit an SEC-reporting company. Under the Exchange Act, a RPAF is prohibited from performing statutorily mandated audit services for a company if such company’s chief executive officer, chief financial officer, comptroller, chief accounting officer or any person serving in equivalent positions has been employed by such firm and participated in the audit of such company during the one-year period preceding the audit initiation date. SOX also prohibits any officer or director of a company or any other person acting under their direction from taking any action to fraudulently influence, coerce, manipulate or mislead any independent public or certified accountant engaged in the audit of the Holding Company’s financial statements for the purpose of rendering the financial statement’s materially misleading. The SEC has prescribed rules requiring inclusion of an internal control report and assessment by management in the annual report to shareholders, with which the Holding Company will be required to comply beginning with its fiscal year ending April 30, 2008. SOX requires the RPAF that issues the audit report to attest to and report on management’s assessment of the Holding Company’s internal controls. In addition, SOX requires that each financial report required to be prepared in accordance with (or reconciled to) generally accepted accounting principles and filed with the SEC and reflect all material correcting adjustments that are identified by a RPAF in accordance with generally accepted accounting principles and the rules and regulations of the SEC.

Although the Holding Company has incurred and anticipates it will continue to incur, additional expense in complying with the provisions of the Act and the related rules, management does not expect that such compliance will have a material impact on the Holding Company’s financial condition or results of operations.

The Bank. The Bank is subject to extensive regulation by the Commissioner and the FDIC. The lending activities and other investments of the Bank must comply with various federal regulatory requirements. The Commissioner and FDIC periodically examine the Bank for compliance with these regulatory requirements and the Bank must regularly file reports with the Commissioner and the FDIC describing its activities and financial condition. The Bank is also subject to certain reserve requirements promulgated by the Board of Governors of the Federal Reserve System. This supervision and regulation is intended primarily for the protection of depositors. After the Reorganization, the Bank will continue to be subject to such regulation and supervision.

Massachusetts Law. As a Massachusetts-chartered co-operative bank, the Bank is subject to the applicable provisions of Massachusetts law and the regulations of the Commissioner adopted thereunder. The Bank derives its lending and investment powers from these laws, and is subject to periodic examination and reporting requirements by and of the Commissioner. Certain powers granted under Massachusetts law may be constrained by federal regulation. In addition, the Bank is required to make periodic reports to the Co-operative Central Bank. Banks nationwide are permitted to enter the Bank’s market area and compete for deposits and loan originations. The approval of the Commissioner is required prior to any merger or consolidation, or the establishment or relocation of any branch office. Massachusetts co-operative banks are subject to the enforcement authority of the Commissioner who may suspend or remove directors or officers, issue cease and desist orders and appoint conservators or receivers in appropriate circumstances. Co-operative banks are required to pay fees and assessments to the Commissioner to fund that office’s operations. The cost of state examination fees and assessments for the fiscal year ended April 30, 2006 was $23,364.

Under the Massachusetts banking laws, a company owning or controlling two or more banking institutions is regulated as a bank holding company. The term “company” is defined by the Massachusetts banking laws similarly to the definition of “company” under the BHCA. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Division; and (iii) is subject to examination by the Division. The Holding Company would become a Massachusetts bank holding company if it acquires a second banking institution and holds and operates it separately from the Bank.

Certain Federal Tax Matters. If the Reorganization is consummated, the Holding Company and the Bank intend to file consolidated federal income tax returns, which would have the effect of eliminating inter-company distributions, including dividends, in the computation of consolidated taxable income. The Holding Company and the Bank are required to file unconsolidated state income tax returns.

If the Bank adopts the reserve method under Section 593 of the Code for computing its bad debt reserve deduction for federal income tax purposes for its taxable year ending April 30, 2006, even though the Holding Company and the Bank plan to file consolidated federal income tax returns, distributions from the Bank to the Holding Company would have significant adverse tax consequences to the Bank to the extent that the distributions were deemed to be out of the Bank’s bad debt reserve (to the extent that the amount in the bad debt reserve account exceeds the amount that would be in such account had the Bank always used the experience method when making additions to such account), rather than its current or accumulated earnings and profits. The amount deemed distributed out of the bad debt reserve (which would be approximately 1.52 times the net amount actually distributed to the Holding Company) would increase the Bank’s federal taxable income and be subject to federal income tax rates of up to 34%. However, a dividend distribution will be deemed to be out of the bad debt reserve only if it exceeds the sum of the current and accumulated earnings and profits of the Bank. Some or all of the Bank’s accumulated earnings and profits for tax purposes are expected to be transferred to the Holding Company by the Bank as part of the Reorganization. The actual amount of the distribution will be adjusted to the extent necessary to avoid any taxable income to the Bank. See “— Financial Resources of the Holding Company.” The Holding Company has no present intention of causing the Bank to pay cash dividends that would result in the Bank being required to recognize taxable income.

Although it is intended that the Holding Company, the Bank and their subsidiaries will file consolidated federal income tax returns, in general, only the income of the Bank may be considered in determining the amount the Bank is permitted to deduct as an addition to its bad debt reserve for federal income tax purposes. However, if other members of the group of corporations filing consolidated returns with the Bank incur losses that are “functionally related” to the Bank’s business, such losses will be taken into account for purposes of determining the Bank’s allowable deduction for additions to its bad debt reserve.

Consequences of the Reorganization Under Federal Securities Laws. Upon consummation of the reorganization, the reporting obligations of the Bank under the Exchange Act, as administered by the FDIC, will be replaced with substantially identical obligations of the Holding Company under the Exchange Act, as administered by the Securities and Exchange Commission. The Holding Company will also be subject to the insider trading requirements of Sections 16(a) and 16(b) of the Exchange Act as administered by the SEC.

Upon consummation of the Reorganization, the Holding Company intends to file a Registration Statement on Form S-8 to register the issuance by the Holding Company of shares of Holding Company Common Stock under the 1999 Stock Option Plan.

The issuance of Holding Company Common Stock in connection with the Reorganization is exempt form registration under the Securities Act as a result of Section 3(a)(12) of the Securities Act (“Section 3(a)(12)”). Section 3(a)(12) exempts securities issued in connection with the acquisition of a bank by a newly formed holding company from the registration requirements of the Securities Act. In order to qualify for the exemption (i) the acquisition must occur solely as part of a reorganization in which security holders exchange their shares of the bank for shares of a newly formed holding company with no significant assets other than securities of the bank and its existing subsidiaries, (ii) the security holders must receive the same proportional share interest in the holding company as they held in the bank (except for changes resulting from elimination of fractional interests and the exercise of dissenters’ rights), (iii) the rights and interests of security holders in the holding company must be substantially the same as those in the bank prior to the transaction, other than as required by law, and (iv) the assets and liabilities of the holding company on a consolidated basis must be substantially the same assets and liabilities as the bank prior to the transaction.

The exemption under Section 3(a)(12) would not apply to future issuances of Holding Company Common Stock. Such future issuances would be subject to the registration requirements of the Securities Act, unless another exemption under the Securities Act were available. In addition, the Section 3(a)(12) exemption does not cover the resale of any Holding Company Common Stock issued in connection with the Reorganization. Holding Company Common Stock received by persons who are not affiliates of the Bank or the Holding Company may be resold without registration. Shares received by affiliates of the Bank or the Holding Company will be subject to the resale restrictions of Rule 145 under the Securities Act, which are substantially the same as the restrictions of Rule 144. The Rule 145 restrictions terminate after two years, if the Holding Company continues to comply with the reporting requirements under the Exchange Act, but any affiliate of the Bank who becomes an affiliate of the Holding Company will continue to be subject to the restrictions of Rule 144.

Vote Required and Recommendation of the Board of Directors

The Plan of Reorganization has been unanimously approved by the Board of Directors of the Bank and the Holding Company. The affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by stockholders of record at the Annual Meeting are required to approve the Plan of Reorganization. Failure to vote is equivalent to voting against the Plan of Reorganization. The Board of Directors believes that the Plan of Reorganization is in the best interests of the Bank and its stockholders.

The Board of Directors recommends that the stockholders of the Bank vote “FOR” approval of the Plan of Reorganization and each of the transactions contemplated thereby.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to the rules and regulations of the FDIC, the Bank’s officers and directors, and persons who own more than ten percent of the Bank’s Common Stock are required to file reports detailing their ownership and changes of ownership in the Common Stock with the FDIC and the Bank. Based solely on the Bank’s review of ownership reports received during fiscal year 2006, or written representations from such reporting persons that no annual report of change in beneficial ownership is required, the Bank believes that all Bank officers and directors and stockholders owning in excess of ten percent of the Common Stock have complied with the required reporting requirements, except for director Fleet who filed late one Form 4 reporting one transaction; directors Buttner, Callan, Decas, MacLeod, Maddigan, Monteiro, Smith, Stewart and Wood and officer Kostas who each filed late two Forms 4, reporting one transaction on each Form 4; officers Biggio and Vafiades who each filed late one Form 4 reporting three transactions and one Form 4 reporting one transaction; and director and President Pratt who filed late one Form 4 reporting four transactions and one Form 4 reporting one transaction.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. The cost of the proxy solicitation will be borne by the Bank. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without receiving additional compensation therefor. The Company has retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for a fee estimated at $12,500 plus expenses. The Company also agreed to indemnify D.F. King for liabilities arising under the federal securities laws.

FINANCIAL STATEMENTS

The Bank’s 2006 Annual Report to Stockholders, including financial statements prepared in conformity with generally accepted accounting principles, accompanies the proxy statement mailed to stockholders. Any stockholder who does not receive a copy of such Annual Report may obtain a copy by writing the Bank. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE BANK’S FORM 10-KSB FOR THE FISCAL YEAR ENDED APRIL 30, 2006 AS FILED WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF JULY 7, 2006 UPON WRITTEN REQUEST TO EDWARD M. PRATT, CLERK, MAYFLOWER CO-OPERATIVE BANK, 30 SOUTH MAIN STREET, P.O. BOX 311, MIDDLEBORO, MASSACHUSETTS 02346.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials of the Bank for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Bank’s main office at 30 South Main Street, P.O. Box 311, Middleboro, Massachusetts no later than March 16, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Stockholder proposals to be considered at such Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Clerk of the Bank at the above address, not less than thirty days nor more than sixty days prior to the date of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Edward M. Pratt
EDWARD M. PRATT
Clerk

Middleboro, Massachusetts

July 14, 2006

IMPORTANT

Your vote is important. Regardless of the number of shares of Mayflower Co-Operative Bank common stock that you own, please sign, date and promptly mail the enclosed proxy card in the accompanying postage-paid envelope. Telephone and Internet voting options also are available for your convenience. Please refer to your proxy card for instructions regarding these easy-to-use services. Remember, failure to vote on the Holding Company proposal has the same effect as a vote against the proposal, so please act today.

Instructions for “Street Name” Stockholders

If you own shares of the Bank’s common stock in the name of a broker, bank or other nominee, only it can vote your shares of Mayflower common stock on your behalf and only upon receipt of your instructions. You should sign, date and promptly mail your proxy card, or voting instruction form, when you receive it from your broker, bank or nominee. Please do so for each separate account you maintain.

Your broker, bank or nominee also may provide for telephone or Internet voting. Please refer to the proxy card, or voting instruction form, which you received with this proxy statement for instructions.

Please vote at your earliest convenience.

If you have any questions or need assistance in voting your shares of Mayflower common stock, please call:

D. F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Toll Free 1-800-714-3313

Exhibit A

MAYFLOWER CO-OPERATIVE BANK

PLAN OF REORGANIZATION AND ACQUISITION

This Plan of Reorganization and Acquisition (the “Plan”) is dated as of June 8, 2006, and made between Mayflower Co-operative Bank (“Mayflower” or the “Bank”), and Mayflower Bancorp, Inc. (the “Holding Company”), pursuant to Section 26B of Chapter 172 of the General Laws of Massachusetts (the “MGL”).

The Bank is a Massachusetts co-operative bank, with its principal office at 30 South Main Street, Middleboro, Massachusetts. As of the date hereof, the authorized capital stock of the Bank consists of (1) 15,000,000 shares of common stock, par value $1.00 per share (the “Bank Common Stock”), of which 2,074,374 shares are issued and outstanding and no shares are reserved for issuance under the Mayflower Co-operative Bank 1999 Stock Option Plan (the “Stock Option Plan”), and (2) 5,000,000 shares of preferred stock, par value $1.00 per share, none of which shares are issued and outstanding.

The Holding Company is a Massachusetts corporation, with its principal office at 30 South Main Street, Middleboro, Massachusetts. The articles of organization of the Holding Company at the Effective Time (as defined in Article VI below), will provide for authorized capital stock consisting of 15,000,000 shares of common stock, par value $1.00 per share (the “Holding Company Common Stock”), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which shares of capital stock are issued and outstanding.

Mayflower and the Holding Company have agreed that at the Effective Time the Holding Company will acquire all of the issued and outstanding shares of Bank Common Stock (except for those stockholders exercising dissenters’ rights in accordance with Chapter 156B, Sections 86 to 98 of the MGL) in exchange for shares of Holding Company Common Stock pursuant to

1

Chapter 172, Section 26B of the MGL and this Plan. As a result of such exchange, Mayflower will be reorganized (the “Reorganization”) into the holding company structure.

The Plan has been adopted and approved by a vote of a majority of all the members of the Board of Directors of the Bank, and by a vote of a majority of all the members of the Board of Directors of the Holding Company. The officers of the Bank and of the Holding Company whose respective signatures appear below have been duly authorized to execute and deliver this Plan.

NOW, THEREFORE, in consideration of the premises, the Bank and the Holding Company agree as follows:

ARTICLE I

Approval and Filing of Plan

1.1 The Plan shall be submitted for approval by the holders of Bank Common Stock at a meeting to be called and held in accordance with applicable provisions of law. Notice of such meeting shall be published at least once a week for two successive weeks in a newspaper of general circulation in the County of Plymouth, Commonwealth of Massachusetts. Both of said publications shall be at least fifteen days prior to the date of the meeting. Such additional publications shall be made as may be required by law, regulation or the Commissioner of Banks of the Commonwealth of Massachusetts (the “Bank Commissioner”).

1.2 The Bank and the Holding Company shall submit the Plan to the Bank Commissioner for his approval and filing in accordance with the provisions of Section 26B of Chapter 172 of the MGL. The Plan shall be submitted with such application for acquisition of a bank by a company, and accompanied by such certificates of the respective officers of the Bank and the Holding Company, as may be required by law.

2

ARTICLE II

Conversion and Exchange of Bank Common Stock

2.1 Each share of Bank Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Bank Common Stock held by a stockholder who exercises dissenters’ rights under applicable provisions of the MGL, as set forth below) shall, at the Effective Time, automatically and by operation of law, be converted into one share of Holding Company Common Stock. Any stockholder who does not wish to exchange his or her shares of Bank Common Stock for shares of Holding Company Common Stock shall be entitled to dissenters’ rights as provided under Chapter 156B, Sections 86 to 98 of the MGL, provided that he or she satisfies the requirements under the statute.

2.2 At the Effective Time, the holders of the then issued and outstanding shares of Bank Common Stock (except for any such holder who exercises dissenters’ rights) shall, without any further action on their part or on the part of the Holding Company, automatically and by operation of law cease to own such shares and shall instead become owners of one share of Holding Company Common Stock for each share of Bank Common Stock theretofore held by them. Thereafter, such persons shall have full and exclusive power to vote such shares of Holding Company Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

2.3 At the Effective Time, the Holding Company shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law acquire and become the owner for all purposes of all of the then issued and outstanding shares of Bank Common Stock and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, the Holding Company shall have full and

3

exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

2.4 Certificates representing shares of Bank Common Stock that are outstanding immediately prior to the Effective Time (the “Bank Certificates”) shall, at the Effective Time, automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Bank Certificate shall instead represent the ownership by the holder thereof of an equal number of shares of Holding Company Common Stock.

2.5 After the Effective Time, there shall be no transfers on the stock transfer books of the Bank of shares of Bank Common Stock that were issued and outstanding immediately prior to the Effective Time and converted into shares of Holding Company Common Stock pursuant to the provisions of Section 2.1 hereof. If, after the Effective Time, Bank Certificates are presented for transfer to the Bank, they shall be canceled and exchanged for certificates evidencing the shares of Holding Company Common Stock deliverable in respect thereof as determined in accordance with the provisions set forth in this Article II.

2.6 After the Effective Time, the holders of Bank Certificates shall cease to be holders of Bank Common Stock and shall have no rights as stockholders of the Bank other than (i) to receive shares of Holding Company Common Stock into which the shares of Bank Common Stock evidenced by such Bank Certificates have been converted in accordance with the provisions of Section 2.1 hereof, and (ii) the rights afforded to Bank stockholders who chose to exercise dissenters’ rights under applicable provisions of the MGL.

4

ARTICLE III

Conditions Precedent

The obligations of the parties to consummate the Reorganization shall be subject to the satisfaction of the following conditions at or prior to the Effective Time:

3.1 The holders of the outstanding shares of Bank Common Stock, at a meeting of the stockholders of the Bank duly called and held, shall have adopted this Plan by the affirmative vote of stockholders owning at least two-thirds in amount of the issued and outstanding shares of Bank Common Stock.

3.2 The shares of Holding Company Common Stock to be issued to the stockholders of the Bank pursuant to this Plan shall have been duly registered pursuant to Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), or exempt from such registration pursuant to Section 3(a)(12) of the Securities Act, and the Holding Company shall have complied with all applicable state securities or “blue sky” laws relating to the issuance of the Holding Company Common Stock.

3.3 All approvals from the Bank Commissioner, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and any other state or federal governmental agency having jurisdiction necessary for the lawful consummation of the Reorganization as contemplated by this Plan shall have been obtained, all conditions imposed by such regulatory approvals shall have been satisfied, and all waiting periods required in connection with any such approvals shall have expired.

3.4 The Bank shall have received a favorable opinion or opinions from its independent auditors or legal counsel, satisfactory in form and substance to the Bank with respect to the federal and state income tax consequences of the Plan and the Reorganization contemplated thereby.

5

3.5 The Bank and the Holding Company shall have obtained all other consents, permissions and approvals and shall have taken all actions required by law or agreement, or deemed necessary, by the Bank or the Holding Company, prior to the consummation of the Reorganization and to the Holding Company’s having and exercising all rights of ownership with respect to all of the outstanding shares of Bank Common Stock acquired by it under this Agreement.

3.6 The holders of not more than ten percent (10%) of the outstanding shares of Bank Common Stock shall have elected to exercise dissenters’ rights of appraisal in accordance with the requirements of Chapter 156B, Sections 86 to 98 of the MGL, unless this condition is waived by the parties hereto.

ARTICLE IV

Amendment

4.1 Any of the terms or conditions of the Plan may be amended or modified in whole or in part at any time, to the extent permitted by applicable law, rules and regulations, by an amendment in writing, provided that any such amendment or modification is not materially adverse to the Bank, the Holding Company or their stockholders. In the event that any governmental agency requests or requires modification of the Plan in order for the Bank to obtain regulatory approval or a favorable ruling, or that in the opinion of counsel to the Bank, such modification is necessary to obtain such approval or ruling, this Plan may be modified at any time before or after the adoption thereof by the stockholders of the Bank, by an instrument in writing, provided that the effect of such amendment would not be materially adverse to the Bank, the Holding Company or their stockholders.

6

ARTICLE V

Termination of Plan

5.1 Termination. This Plan may be terminated at any time prior to the Effective Time, at the election of any of the parties hereto, if any one or more of the conditions to the obligations of any of them hereunder shall not have been satisfied and shall have become incapable of fulfillment and shall not be waived. The Plan may also be terminated at any time prior to the Effective Time by the mutual written consent of the parties.

5.2 No Further Obligation. In the event of the termination of this Plan pursuant to this Article V, the Plan shall be void and of no further force or effect, and there shall be no further liability or obligation of any nature by reason of the Plan or the termination hereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or stockholders.

ARTICLE VI

Effective Time

6.1 The “Effective Time” shall mean the time and date, following the satisfaction or waiver of all conditions precedent to the Reorganization specified in Article III, on which a copy of this Plan, with the approval of the Bank Commissioner endorsed thereon, is filed in the office of the Bank Commissioner in accordance with the requirements of Chapter 172, Section 26B of the MGL, or such other time and date provided in a supplement to this Plan, as filed in the office of the Bank Commissioner.

7

ARTICLE VII

Adoption of Stock Benefit Plan

7.1 By voting in favor of this Plan, the Holding Company shall have approved adoption of the Stock Option Plan as the stock option plan of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Bank Common Stock pursuant to options currently outstanding under the existing Stock Option Plan. As of the Effective Time, the Stock Option Plan shall automatically, by operation of law, be continued as and become the stock option plan of the Holding Company. At the Effective Time, each option to purchase shares of Bank Common Stock under the Stock Option Plan outstanding and unexercised immediately prior to the Effective Time shall automatically be converted into an identical option, with identical exercise price, terms and conditions, to purchase an identical number of shares of Holding Company Common Stock in lieu of shares of Bank Common Stock. The Holding Company and the Bank shall make appropriate amendments to the Stock Option Plan to reflect the adoption of the Stock Option Plan as the stock option plan of the Holding Company, without adverse effect upon the options outstanding as of the Effective Time under the Stock Option Plan.

ARTICLE VIII

Miscellaneous

8.1 This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

8.2 This Plan may be executed in several identical counterparts, each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument.

8.3 The headings contained in this Plan are for reference purposes only and shall not be deemed to be part of this Plan.

8

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization and Acquisition to be duly executed this 8th day of June 2006, and their corporate seals to be hereunto affixed.

MAYFLOWER BANCORP, INC.*

Corporate Seal	By:	/s/ Edward M. Pratt
Edward M. Pratt President

Attest:

/s/ Jean M. Michael

MAYFLOWER COOPERATIVE BANK

Corporate Seal	By:	/s/ Edward M. Pratt
Edward M. Pratt President

Attest:

/s/ Jean M. Michael

*	To be formed.

9

Exhibit B

ARTICLES OF ORGANIZATION

OF

MAYFLOWER BANCORP, INC.

ARTICLE I – NAME

The exact name of the corporation is: Mayflower Bancorp, Inc. (the “Corporation”)

ARTICLE II – PURPOSE

The purpose of the Corporation is to engage in the following business activities: to buy, sell, deal in, or hold securities of every kind and description; to operate as a holding company and to carry on any business permitted to holding companies under applicable laws and regulations; and, in general, to carry on any business permitted to corporations organized under 156D of the Massachusetts General laws as now in force or hereafter amended.

ARTICLE III – AUTHORIZED CAPITAL SHARES

The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue is as follows:

Without Par Value		With Par Value
Type	Number of Shares	Type	Number of Shares	Par Value
Preferred	- 0 -	Common	15,000,000	$1.00
Common	- 0 -	Preferred	5,000,000	$1.00

ARTICLE IV – CAPITAL SHARES

Authorized Stock

Shares of capital stock of the Corporation may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article IV or the rules of a national securities exchange or registered securities association if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any other consideration deemed appropriate by the Board of Directors. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

A description of the different classes and series (if any) of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

A. Common Stock. Except as provided in these Articles (or in any certificate of establishment of series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

B. Serial Preferred Stock. Subject to any limitations prescribed by law or these Articles, the Board of Directors of the Corporation is authorized, by vote from time to time taken, to provide for the issuance of serial preferred stock in one or more series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to, the determination of any of the following:

1. the distinctive serial designation and the number of shares constituting such series; and

2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends; and

3. the voting powers, full or limited, if any, of the shares of such series; and

4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed; and

5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund; and

7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class of classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

8. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Any establishment of a series of preferred stock by the Board of Directors shall become effective when the Corporation files with the Secretary of State of the Commonwealth of Massachusetts articles of amendment as required by the Massachusetts Business Corporation Law.

2

Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

ARTICLE V – RESTRICTIONS ON TRANSFER

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

ARTICLE VI – OTHER LAWFUL PROVISIONS

Other lawful provisions, for the conduct and regulation of business and affairs of the Corporation, for its voluntary dissolution or for limiting, defining or regulating the powers of the Corporation, or of its directors or stockholders, or of any class of stockholders are as follows:

ARTICLE VI(A)

PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, charters of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, charters or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to a vote of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

ARTICLE VI(B)

REPURCHASE OF SHARES

The Corporation may from time to time, pursuant to authorization by the Board of Directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by applicable law.

ARTICLE VI(C)

MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

A. Notwithstanding any other provision of these Articles or the Bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors of the Corporation, the President of the Corporation or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authorities, as provided in a vote of the Board of Directors or in the Bylaws of the Corporation, include the power and authority to call such special meetings. Such special meetings may not be called by any other person or persons, except to the extent otherwise required by the Massachusetts Business Corporation Law.

3

C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

ARTICLE VI(D)

NOTICE FOR NOMINATIONS AND PROPOSALS

A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the Board of Directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 30 days nor more than 60 days prior to any such meeting. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination or a proposal for new business shall promptly provide any other information reasonably requested by the Corporation.

B. The presiding officer of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place 30 days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

ARTICLE VI(E)

DIRECTORS

A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than 7 nor more than 18 as shall be provided from time to time in or in accordance with the Bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders.

B. Classified Board. The Board of Directors of the Corporation shall be divided into three classes of directors as nearly equal in number as possible, with one class to be elected annually. The initial directors of the Corporation shall hold office as follows: the first class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in calendar 2007, the second class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in calendar 2008, and the third class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in calendar 2009, with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting of stockholders of the Corporation, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly equal as possible.

Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article VI(E). Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

4

ARTICLE VI(F)

REMOVAL OF DIRECTORS

Notwithstanding any other provision of these Articles or the Bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed at any time for cause only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. For the purpose of this Article VI(F), “cause” shall mean (a) a conviction of a felony by a court of competent jurisdiction, which conviction is no longer subject to direct appeal, (b) a declaration of unsound mind by order of court, (c) a gross dereliction of the director’s duty to the Corporation, (d) the commission by the director of an action involving moral turpitude, or (e) the commission by the director of an action that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. In addition, any director or the entire Board of Directors of the Corporation may be removed, at any time, without cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article VI(F) respecting removal by stockholders of the Corporation shall not apply with respect to the director or directors elected by such holders of preferred stock.

ARTICLE VI(G)

AFFILIATED TRANSACTIONS

A. Validity. Except as otherwise provided in these Articles, if paragraph B is satisfied, no contract or transaction between the Corporation and any of its directors, officers or security holders, or any corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

B. Disclosure, Approval; Fairness. Paragraph A shall apply only if:

1. the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors (or a committee thereof) and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; and

2. the contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors (or committee thereof) or the stockholders.

ARTICLE VI(H)

INDEMNIFICATION

The Corporation shall indemnify each director or officer of the Corporation to the fullest extent now or hereafter permitted by law against all expenses (including attorneys’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which he is or is threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of the

5

Corporation or of a subsidiary of the Corporation, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by a subsidiary of the Corporation, or is or was serving another enterprise in any such capacity at the written request of the Corporation. To the extent authorized at any time by the Board of Directors of the Corporation, the Corporation may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any indemnification hereunder may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article VI(H) or applicable laws. In no event, however, shall the Corporation indemnify any director, officer, or other person hereunder with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Corporation or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI(H). The provisions of this Article VI(H) shall be applicable to persons who shall have ceased to be directors or officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. Notwithstanding any other provisions contained herein, these Articles are subject to the requirements and limitations set forth in Section 18(k) of the Federal Deposit Insurance Act and part 359 of the Rules and Regulations of the Federal Deposit Insurance Corporation or any successor regulation thereto.

ARTICLE VI(I)

ACTING AS PARTNER

The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

ARTICLE VI(J)

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation. Notwithstanding any other provision of these Articles or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, altered, amended, or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors by the affirmative vote of not less than two-thirds of the directors then in office.

ARTICLE VI(K)

AMENDMENT OF ARTICLES OF ORGANIZATION

The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles V, VI(C), VI(D), VI(E), VI(F), VI(H), VI(J) and this Article VI(K) of these Articles may not be repealed, altered, amended, or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting). Any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as the Secretary of State may specify.

6

ARTICLE VI(L)

APPROVAL OF CERTAIN BUSINESS COMBINATIONS

The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article VI(L). Such stockholder vote shall be in addition to any affirmative vote required by the Massachusetts General Laws.

A. (1) Except as otherwise expressly provided in this Article VI(L), the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series) shall be required in order to authorize any of the following:

(a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

(b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

(c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

(d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

(e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

(f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person,

(g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation, and

(h) any agreement, contract or other arrangement providing for any of the transactions described in this Article VI(L).

(2) Such affirmative vote shall be required notwithstanding any other provisions of these Articles, any provision of law, or any agreement with any regulatory agency, national securities exchange or registered securities association which might otherwise permit a lesser vote or no vote.

(3) The term “Business Combination” as used in this Article VI(L) shall mean any transaction which is referred to in any one or more of subparagraphs 1(a) through 1(h) above.

B. The provisions of Part A of this Article VI(L) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency, national securities exchange or registered securities association, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

7

C. For the purposes of this section the following definitions apply:

(1) The term “Related Person” shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its “affiliates” (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), “beneficially owns” (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any “affiliate” (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed “beneficially owned” by such Related Person.

(2) The term “Substantial Part” shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

(3) The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

(4) The term “Continuing Director Quorum” shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

ARTICLE VI(M)

CONTROL SHARE ACQUISITIONS

The provisions of Chapter 110D of the Massachusetts General laws shall not apply to the Corporation.

ARTICLE VII

The effective date of organization of the corporation is the date and time the articles are received for filing if the articles are not rejected within the time prescribed by law.

ARTICLE VIII

a. The street address of the initial registered office of the Corporation in the commonwealth:

30 South Main Street, Middleboro, Massachusetts 02346

b. The name of its initial registered agent at its registered office: Edward M. Pratt

8

c. The names and addresses of the individuals who will serve as the initial directors, president, treasurer and secretary of the Corporation:

Address
President: Edward M. Pratt	30 South Main Street, Middleboro, Massachusetts 02346

Treasurer: Maria Vafiades	30 South Main Street, Middleboro, Massachusetts 02346

Secretary: Edward M. Pratt	30 South Main Street, Middleboro, Massachusetts 02346

Directors:

First Class

E. Bradford Buttner	30 South Main Street, Middleboro, Massachusetts 02346

William C. MacLeod	30 South Main Street, Middleboro, Massachusetts 02346

Diane A. Maddigan	30 South Main Street, Middleboro, Massachusetts 02346

David R. Smith	30 South Main Street, Middleboro, Massachusetts 02346

Second Class

Paul R. Callan	30 South Main Street, Middleboro, Massachusetts 02346

M. Sandra Fleet	30 South Main Street, Middleboro, Massachusetts 02346

Lorenzo Wood, Jr.	30 South Main Street, Middleboro, Massachusetts 02346

Third Class

Charles N. Decas	30 South Main Street, Middleboro, Massachusetts 02346

Joseph B. Monteiro	30 South Main Street, Middleboro, Massachusetts 02346

Edward M. Pratt	30 South Main Street, Middleboro, Massachusetts 02346

Geoffrey T. Stewart	30 South Main Street, Middleboro, Massachusetts 02346

9

d. The fiscal year end of the corporation: April 30.

e. A brief description of the type of business in which the corporation intends to engage:

Bank Holding Company.

f. The street address of the principal office of the corporation is:

30 South Main Street, Middleboro, Massachusetts 02346

g. The street address where the records of the corporation required to be kept in the commonwealth are located is:

30 South Main Street, Middleboro, Massachusetts 02346

which is the street address of its principal office.

Signed this 29th day of September, 2006, by the incorporator whose name and address is listed below:

Signature:	/s/ Edward M. Pratt
Name:	Edward M. Pratt

Address:	10 Pleasant Street P.O. Box 708 Middleboro, MA 02346

10

Exhibit C

BYLAWS

OF

MAYFLOWER BANCORP, INC.

ARTICLE I

MAIN OFFICE

The main office of Mayflower Bancorp, Inc. (the “Corporation”) shall be in the Town of Middleboro, Massachusetts, or such other location as the Board of Directors may designate, subject to applicable law.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. An Annual Meeting of the stockholders for elections and other purposes shall be held at such date, time and place as fixed by the Board of Directors, the Chairman of the Board or the President, consistent with the requirements of applicable law. The purposes for which the Annual Meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, may be specified by the Board of Directors, the Chairman of the Board or the President.

Section 2. Special Meetings. Special meetings of the stockholders may be called only as provided in the Corporation’s Articles of Organization.

Section 3. Notice of Meetings. A written notice of all regular and special meetings of stockholders shall be given by the Secretary or an Assistant Secretary (or other person authorized by these bylaws) in accordance with publication procedures established by law. When any stockholders’ meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. In addition, each stockholder entitled to vote at such meeting shall be sent notice of the meeting by mail addressed to such stockholder at his address as it appears on the stock transfer books of the Corporation.

Section 4. Quorum. The holders of a majority in interest of all stock issued, outstanding, and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Section 6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these Bylaws. No action may be taken on the nomination of a director unless the procedures set forth in the Articles of Organization have been complied with. The Corporation shall not directly or indirectly vote any share of its own stock; provided however, that no provision of these Bylaws shall be construed to limit the voting rights and powers relating to shares of stock held pursuant to a plan which is intended to be an “employee stock ownership plan” as defined in section 409A of the Internal Revenue Code, as now or hereafter in effect.

ARTICLE III

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these Bylaws.

Section 2. Number, Term and Election. The Board of Directors shall consist of 11 members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years except as otherwise provided in the Articles of Organization and until their successors are elected or qualified. The Board of Directors shall be classified in accordance with the provisions of the Articles of Organization. Except as provided in the Articles of Organization, the Board of Directors may increase or decrease the number of members of the Board of Directors by a vote of at least two-thirds of the board members then in office.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

Section 4. Qualification. Each director shall have such qualifications as are required by applicable law and the Articles of Organization. In addition, all directors shall be citizens of the Commonwealth of Massachusetts and residents therein. Each director shall own, free of any lien or encumbrance, in his own right or through a company in which he holds an ownership interest of at least seventy-five shares, common stock of the Corporation having a par value, or a fair market value on the date the person became a director, of not less than one thousand dollars. Any director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his office forthwith.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or a majority of the directors. The persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by such persons.

Section 6. Notice. Notice of any special meeting shall be given to each director in person or by telephone or sent to his business or home address by telegram at least 24 hours in advance of the meeting or by written notice mailed to his business or home address at least 48 hours in advance of such meeting. Such notice shall be deemed to be delivered when deposited in the mail so addressed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or converted. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. When any Board of Directors’ meeting either regular or special is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by governing law, the Articles of Organization or these Bylaws.

Section 9. Action by Consent. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10. Resignation. Any director may resign at any time by delivering a written notice of such resignation to the main office of the Corporation addressed to the Board of Directors, the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 11. Removals. A director may be removed from office only as provided in the Articles of Organization.

Section 12. Vacancies. Any vacancy occurring on the Board of Directors as a result of resignation, removal or death may be filled in accordance with the provisions of the Articles of Organization.

Section 13. Compensation. The members of the Board of Directors and the members of either standing or special committees may be allowed such compensation as the Board of Directors may determine.

Section 14. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 15. Committees. The Board of Directors, by a vote of a majority of the directors then in office, may elect from its number, not less than three members in each case to serve as an Executive Committee, a Nominating Committee, a Corporate Governance Committee, an Audit Committee, a Compensation Committee or other committee and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time, subject to any applicable requirements of law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. In the case of the Nominating Committee, which shall be established for the purpose of making nominations for election to the Board of Directors, such committee shall consist of at least three members each of whom shall be independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers Manual. The committee shall deliver its nominations to the secretary of the Corporation at least 30 days in advance of the meeting at which elections are to be held.

Section 16. Manner of Participation. Members of the Board of Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

ARTICLE IV

OFFICERS

Section 1. Enumeration. The officers of the Corporation shall include those positions and titles required by applicable law and such others as the Board of Directors shall deem prudent or appropriate from time to time in order to facilitate the discharge of duties, responsibilities and the business of the Corporation.

Section 2. Election. The officers shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at any other meeting.

Section 3. Qualification. No officer need be a stockholder. Any two or more offices may be held by any person. The Secretary shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process.

Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, all officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified. Any officer may resign by delivering his written resignation to the Corporation at its main office addressed to the Chairman of the Board, the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5 of this Article IV.

Section 5. Removal. The Board of Directors may remove any officer by a vote of two-thirds of the entire number of directors then in office, provided, however, that such removal shall be without prejudice to the contract rights, if any, of the persons involved.

Section 6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 7. Chairman of the Board. The Board of Directors may annually elect a Chairman of the Board. Unless the Board of Directors otherwise provides, the Chairman of the Board shall preside, when present, at all meetings of the stockholders and the Board of Directors.

Section 8. Chief Executive Officer. Unless otherwise provided by the Board of Directors, the President shall be the chief executive officer and shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business.

Section 9. President and Vice Presidents. The President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of stockholders and of the Board of Directors if the Chairman of the Board does not attend such meetings. The Board shall rank the Vice Presidents, if there be more than one, and may give them such additional designations as it may determine. In the event of the absence or disability of the President, the ranking Vice President shall have all of the powers and perform all of the duties of the President.

Section 10. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

Section 11. Secretary and Assistant Secretaries. The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary or any Assistant Secretary, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

Section 12. Other Powers and Duties. Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in applicable law and in these Bylaws, such duties and powers as may be designated from time to time by the Board of Directors. The President shall have the authority to appoint additional officers of the Corporation other than those enumerated herein.

ARTICLE V

CAPITAL STOCK

Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

Section 2. Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 3. Record Holders. Except as may be otherwise required by law, by the Articles of Organization or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Corporation of his postal address.

Section 4. Record Date. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

Section 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including appropriate indemnification of the Corporation, as the Board of Directors may prescribe.

Section 6. Issuance of Capital Stock. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

Section 7. Dividends. Subject to applicable law, the Articles of Organization and these Bylaws, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on the outstanding shares of its capital stock. Such dividends may be in the form of cash, property or stock.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending April 30th. The Corporation shall be subject to an annual audit as of the end of its fiscal year by a registered public accounting firm appointed by and responsible to the audit (finance) committee of the Board of Directors, which shall be composed of directors who each meet the definition of independence set forth in applicable laws and regulations of the Securities and Exchange Act of 1934, as amended, and the definition of independence set forth in Rule 4200(a)(15) of the Manual of the National Association of Securities Dealers.

Section 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

Section 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, President, Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 4. Indemnification. Directors and officers of the Corporation shall be entitled to indemnification as provided in the Articles of Organization.

Section 5. Voting of Securities. Unless otherwise provided by the Board of Directors, the Chairman of the Board, the President or Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitutions, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Corporation.

Section 6. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, or a corporation organized under the law of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

Section 7. Corporate Records. The original, or attested copies, of the Articles of Organization, Bylaws and records of all meetings of the directors and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and amount of stock held by each, shall be kept in Massachusetts at the main office of the Corporation, or at an office of its transfer agent, Secretary or resident agent.

Section 8. Articles of Organization. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as in effect from time to time.

Section 9. Amendments. These Bylaws may be altered, amended or repealed as provided in the Articles of Organization.

EXHIBIT D

DISSENTERS’ APPRAISAL RIGHTS

PROVISIONS OF THE GENERAL LAWS

OF THE COMMONWEALTH OF MASSACHUSETTS RELATING TO

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

(Sections 86-98 of Chapter 156B of the General Laws of Massachusetts)

86 [RIGHT OF APPRAISAL].—If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

87 [NOTICE OF STOCKHOLDERS MEETING TO CONTAIN STATEMENT AS TO APPRAISAL RIGHTS].—The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

“If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts.”

88 [NOTICE TO OBJECTING STOCKHOLDER THAT CORPORATE ACTION HAS BECOME EFFECTIVE].—The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

89 [DEMAND FOR PAYMENT BY OBJECTING STOCKHOLDER].—If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

90 [DETERMINATION OF VALUE OF STOCK BY SUPERIOR COURT].—If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

91 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; PARTIES TO BILL, ETC.; SERVICE OF BILL ON CORPORATION; NOTICE TO STOCKHOLDER PARTIES, ETC.—If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

92 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE DETERMINED.—After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

93 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; COURT MAY REFER BILL, ETC., TO SPECIAL MASTER TO HEAR PARTIES, ETC.—The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

94 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON OF PENDENCY OF BILL, ETC.—On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

95 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; TAXATION OF COSTS, ETC.; INTEREST ON AWARD, ETC.—The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

96 STOCKHOLDER DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF STOCKHOLDERS’ MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.; EXCEPTIONS.—Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

(1)	A bill shall not be filed within the time provided in section ninety;

(2)	A bill, if filed, shall be dismissed as to such stockholder; or

(3)	Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

97 CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY STOCK, ETC.—The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

98 ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES TO BE EXCLUSIVE REMEDY; EXCEPTION.—The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

REVOCABLE PROXY

MAYFLOWER CO-OPERATIVE BANK

ANNUAL MEETING OF STOCKHOLDERS

AUGUST 22, 2006

The undersigned hereby appoints the Board of Directors of Mayflower Co-operative Bank with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Mayflower Co-operative Bank which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at The Fireside Grille, Middleboro, Massachusetts on Tuesday, August 22, 2006 at 10:00 a.m., Eastern Standard Time, and at any and all adjournments thereof, as follows:

The Board of Directors recommends a vote “FOR” each of the nominees listed and “FOR” Proposals 2 and 3.

	FOR	VOTE WITHHELD
1. The election as directors of all nominees listed below (except as marked to the contrary below).	☐	☐

For Three-Year Terms:

Charles N. Decas
Joseph B. Monteiro
Edward M. Pratt
Geoffrey T. Stewart

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name on the line provided below.

______________________________________________________________________________

	FOR	AGAINST	ABSTAIN
2. The election of Edward M. Pratt as Clerk of the Bank for a one-year term	☐	☐	☐

3.      The approval of the reorganization of the Bank into the holding company form of ownership by approving a Plan of Reorganization and Acquisition by which the Bank will become a wholly owned subsidiary of a newly formed, Massachusetts-chartered corporation, Mayflower Bancorp, Inc. (the “Holding Company”), and each outstanding share of Bank Common Stock (other than dissenting shares, if any) will automatically be converted into one share of Holding Company Common Stock

	☐	☐	☐

THIS PROXY, REVOKING PREVIOUS PROXIES, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES AND “FOR” PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Clerk of the Bank at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Bank prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated July 14, 2006 and the Annual Report to Stockholders.

Dated: ____________________, 2006

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.